                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
          ------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       -------------------------------------------------------------------
         Date of Report (Date of earliest event reported): June 24, 2005

                            GLOBALOPTIONS GROUP, INC.
                            -------------------------
               (Exact Name of Registrant as Specified in Charter)

          Nevada                      333-117495                 73-1703260
 ---------------------------      -----------------------    -------------------
(State or other jurisdiction      (Commission File Number)     (IRS Employer
   of incorporation)                                         Identification No.)

     75 Rockefeller Plaza, 27th Floor
            New York, New York                                        10019
 ----------------------------------------                           ----------
 (Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (212) 445-6262

                       Creative Solutions with Art, Inc.
                       ---------------------------------
          (Former name or former address, if changed since last report)

================================================================================

         Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 DFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to  Rule  13e-4  (c)  under  the
    Exchange Act (17 CFR 240.13e-4(c))

                           CURRENT REPORT ON FORM 8-K

                            GLOBALOPTIONS GROUP, INC.

                                  JUNE 30, 2005

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

Items 1.01, 5.01 and 5.02. Entry into a Material Definitive Agreement,
              Changes in Control of the Registrant and Departure of
              Directors or Principal Officers; Election of Directors;

              Cautionary Language Regarding Forward-Looking Statements and
                 Industry Data................................................24
              Directors, Executive Officers and Key Employees After the

              Options/SAR Grants and Fiscal Year End Option

                                       i

                                       ii

ITEMS 1.01, 5.01 AND 5.02.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT, CHANGES
IN CONTROL OF THE REGISTRANT  AND DEPARTURE OF DIRECTORS OR PRINCIPAL  OFFICERS;
ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

            On  June  24,  2005,  we  completed  a  so-called  "reverse  merger"
transaction,  in which we caused  GlobalOptions  Acquisition  Corp.,  a Delaware corporation  and  our  newly-created,  wholly-owned  subsidiary  ("GlobalOptions
Acquisition"),  to be  merged  with and into  GlobalOptions,  Inc.,  a  Delaware corporation  ("GlobalOptions").  GlobalOptions  is a provider of  high-end  risk mitigation services to Fortune 500 corporations,  governmental organizations and high-profile  individuals  throughout the world. At the time of the merger,  our corporate  name was Creative  Solutions  with Art, Inc.  Following the merger we changed our name to GlobalOptions  Group, Inc.  ("GlobalOptions  Group") and our
trading symbol to "GLOI.OB." As a result of the merger, GlobalOptions became our wholly-owned subsidiary, with GlobalOptions' former security holders acquiring a majority  of the  outstanding  shares of our common  stock,  par value $.001 per share. The reverse merger was consummated  under Delaware law and pursuant to an
Agreement and Plan of Merger, dated June 24, 2005 (the "Merger  Agreement"),  as discussed  below.  A copy of the Merger  Agreement was included as an exhibit to our Current  Report on Form 8-K,  dated June 27, 2005,  which was filed with the
U.S. Securities and Exchange Commission on June 27, 2005.  Concurrently with the closing of the  merger,  we also  completed  a private  offering  to  accredited investors of units consisting of one share of our series A convertible preferred stock and a  detachable,  transferable  warrant  to  purchase  125 shares of our common stock,  and received  gross  proceeds of $7,500,000 at the closing of the private placement.

THE MERGER

            Pursuant  to the  Merger  Agreement,  at  closing,  stockholders  of
GlobalOptions  received  one share of our  common  stock for each 1.7 issued and outstanding  shares of  GlobalOptions  common stock and  preferred  stock in the merger. As a result, at closing  GlobalOptions  Group issued 9,890,266 shares of its common stock to the former stockholders of GlobalOptions, representing 41.5%
of our outstanding  common stock on a fully-diluted  basis following the merger, in exchange for 100% of the  outstanding  capital  stock of  GlobalOptions.  The consideration  issued in the merger was  determined as a result of  arm's-length negotiations between the parties.

            GlobalOptions   Group  intends  to  assume  all  of   GlobalOptions'
obligations under its outstanding stock options and intends to reserve 6,500,000 shares of  GlobalOptions  Group common stock for stock options  issuable under a proposed  2005 Stock Option Plan. At the time of the merger,  GlobalOptions  had outstanding  stock options to purchase  4,450,721 shares of common stock,  which outstanding  options will become stock options to purchase  2,618,071  shares of common stock of GlobalOptions  Group, after giving effect to the merger exchange ratio.  Neither  GlobalOptions  nor  GlobalOptions  Group  had any  warrants  to purchase shares of capital stock outstanding immediately prior to the closing of the merger.

            The  shares  of  our  common  stock  issued  to  former  holders  of
GlobalOptions  common and preferred stock in connection with the merger, and the shares of our  series A  preferred  stock  and  warrants  issued in the  private placement, were not registered under the Securities Act of 1933 in reliance upon the  exemption  from  registration  provided  by  Section  4(2) of that  Act and
Regulation D promulgated  under that section,  which exempts  transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent  registration  or an applicable  exemption from the registration requirements.  Certificates representing these shares contain a legend stating the same.

            In connection with the merger,  we repurchased a total of 79,702,000 shares of our  common  stock  owned by Carla L.  Santia  and Mary E.  Lawler for aggregate  consideration  of  $100.00  and then  cancelled  those  shares at the closing of the merger.  Immediately  following  the closing,  and as part of the consideration for the repurchase of those shares, we sold to Carla L. Santia our historical art business operations,  and she assumed the historical  liabilities of those  operations.  Giving effect to the cancellation of these  stockholders'
shares,  there were  4,398,000  shares of our common  stock  outstanding  before giving effect to the stock  issuances in the merger and private  placement.  The
4,398,000 shares constitute our "public float" prior to the merger.

            CHANGES   RESULTING   FROM  THE  MERGER.   We  intend  to  carry  on
GlobalOptions'  business as our sole line of  business.  GlobalOptions  Group is headquartered  in New  York,  New  York,  and is a  provider  of  high-end  risk mitigation services to Fortune 500 corporations,  governmental organizations and high-profile  individuals  throughout the world. We have relocated our executive offices to those of GlobalOptions at 75 Rockefeller Plaza, 27th Floor, New York,
New York 10019. Our telephone number is (212) 445-6262.

            Pre-merger  stockholders  of our  company  will not be  required  to exchange their existing Creative  Solutions stock  certificates for certificates of GlobalOptions,  since the OTC Bulletin Board will consider the existing stock
certificates  as  constituting   "good  delivery"  in  securities   transactions
subsequent  to the  reverse  merger.  The  American  Stock  Exchange  and Nasdaq
SmallCap Market,  where we intend to apply to list our common stock for trading, will also  consider  the  submission  of existing  stock  certificates  as "good delivery." We cannot be certain that we will receive approval to list our common stock on that exchange or market.

            Under Nevada law, we did not need the  approval of our  stockholders to  complete  the merger,  as the  constituent  corporations  in the merger were
GlobalOptions Acquisition and GlobalOptions,  each of which is or was a Delaware corporation. We were not a constituent corporation in the merger. The merger and its related  transactions  were approved by the holders of a requisite number of shares of GlobalOptions common and preferred stock by written consent in lieu of a  meeting  on June  24,  2005.  Under  Delaware  corporate  law,  GlobalOptions stockholders  who did not consent to the merger may demand in writing,  pursuant to the exercise of their appraisal rights,  that GlobalOptions pay them the fair value of their  shares.  Determination  of fair  value is based on all  relevant factors,  except  for  any  appreciation  or  depreciation  resulting  from  the anticipation or accomplishment of the merger.

            EXPANSION OF BOARD OF DIRECTORS.  In accordance with our by-laws for filling  newly-created  board  vacancies,  Carla L.  Santia and Mary E.  Lawler, existing  Creative  Solutions  directors,  appointed Harvey W. Schiller,  Ph.D.,
Per-Olof  Loof,  Daniel L. Burstein and Ronald M. Starr,  previous  directors of
GlobalOptions,  to serve as additional directors of our company effective at the closing of the merger.  Ms.  Santia and Ms.  Lawler also  resigned as  directors following  the  closing,  with their  resignations  effective  on June 24, 2005.
Subsequently,  on June 27, 2005,  John P. Bujouves was appointed to our board of directors.

            In connection with the private  placement and merger, in which Verus
International  Group, Inc. acted as an advisor to  GlobalOptions,  GlobalOptions agreed to allow a designee of Verus to be nominated to the board of directors of
GlobalOptions  Group.  This  agreement  continues  in effect for a period of two years. John P. Oswald was designated to be Verus' board nominee to GlobalOptions
Group.  However,  due to certain  other  commitments,  John P.  Bujouves will be acting as the Verus  board  nominee  while John Oswald will be entitled to board observation  rights.  Verus has  indicated  that  they  intend  to  replace  Mr.
Boujouves with Mr. Oswald as soon as practicable.

            On June 24, 2005,  Harvey W. Schiller,  Ph.D. was named Chairman and
Chief Executive  Officer,  Per-Olof Loof was named Vice Chairman of the Board of
Directors,  and Jeffrey O. Nyweide was named Chief Financial Officer,  Executive
Vice President-Corporate Development and Secretary. At the same time, Ms. Santia and Ms. Lawler resigned as our officers.

            All  directors   hold  office  until  the  next  annual  meeting  of
stockholders and the election and  qualification of their  successors.  Officers are elected  annually by the board of directors  and serve at the  discretion of the board.

            ACCOUNTING  TREATMENT;  CHANGE  OF  CONTROL.  The  merger  is  being accounted for as a "reverse merger," since the stockholders of GlobalOptions own a majority of the outstanding  shares of our common stock immediately  following the merger.  GlobalOptions  is deemed to be the  acquiror in the reverse  merger and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of GlobalOptions and will be  recorded  at the  historical  cost  basis of  GlobalOptions.  Except as described in the previous  paragraphs and in "Certain  Relationships and Related
Transactions," no arrangements or  understandings  exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge,  no other  arrangements exist that might result in a change of control of our company.  Further,  as a result of the issuance of the  9,890,266  shares of our common  stock,  a change in control of our company occurred on the date of the consummation of the merger. We will continue to be a
"small business  issuer," as defined under the Securities  Exchange Act of 1934, following the merger.

CONCURRENT PRIVATE PLACEMENT

            In connection with the merger, we completed the closing of a private placement of a total of 7,500 units,  each unit  consisting  of one share of our series A  convertible  preferred  stock,  par  value  $0.001  per  share,  and a detachable,  transferable  warrant  to  purchase  shares of common  stock,  at a purchase  price of $1,000 per unit, to purchasers  that  qualified as accredited investors,  as defined in Regulation D, pursuant to the terms of a  Confidential
Private Placement Memorandum, dated April 18, 2005, as supplemented.  Each share of series A preferred stock is initially  convertible  into 500 shares of common stock at any time.  Each  warrant  entitles the holder to purchase 125 shares of common  stock at an exercise  price of $2.50 per share  through  June 24,  2009, subject to certain redemption provisions.

            We received gross proceeds from the private  offering of $7,500,000.
Additional  information  concerning  our private  placement  is included in Item
3.02, "Unregistered Sales of Equity Securities."

            Placement   agents,   selected  dealers  and  advisors  received  an
aggregate of $200,000 in cash fees in connection with the private  placement and merger.  In  addition,  effective as of the  closing,  such parties  received an aggregate  of  145,000  shares of our  common  stock and  warrants  to  purchase
2,100,000 shares of common stock.

            After the  closing  of the merger  and the  closing  of the  private placement, we had outstanding 14,433,266 shares of common stock, 7,500 shares of series A preferred stock (which are convertible  into 3,750,000 shares of common stock at any time),  warrants to purchase  3,037,500 shares of common stock, and stock options to purchase 2,618,071 shares of common stock (to be effective upon the adoption of the 2005 Stock Option Plan).

            LOCK-UP AGREEMENTS. In connection with the merger, former holders of substantially  all of the securities of  GlobalOptions  outstanding  immediately prior to the merger entered into "lock-up agreements" with us that prohibit such stockholders from:

            o    publicly selling, contracting to sell or otherwise transferring any of the shares of our common stock beneficially owned by the stockholder following the merger; or

            o    privately   selling,   contracting   to   sell   or   otherwise
                 transferring  any  of  the  shares  beneficially  owned  by the stockholder following the merger.

            Stockholders  who entered  into these  agreements  and who  acquired shares of common  stock of  GlobalOptions  Group as a result of the merger  may, however, make transfers, publicly or privately, as follows:

            o    SHARES OF GLOBALOPTIONS GROUP COMMON STOCK ISSUED IN THE MERGER
                 (EXCLUDING  COMMON STOCK HELD BY THE  "INSIDERS,"  AS DESCRIBED
                 BELOW) TO HOLDERS OF GLOBALOPTIONS SECURITIES. Persons who held shares of GlobalOptions  common stock and preferred stock prior to the merger and  received  GlobalOptions  Group  common stock therefor in the merger may transfer the shares of GlobalOptions
                 Group common  stock  received in the merger at a rate of 12.5%, on a  cumulative  basis,  of the  total  number  of  shares  of
                 GlobalOptions  Group common stock issued to that stockholder in the  merger,  per 90-day  period at a market  price of not less than  $2.00 per  share;  and  beginning  immediately  after the closing of a private  investment in public  equity  transaction
                 (PIPE) or secondary  public  offering  that raises a minimum of
                 $30.0  million in gross  proceeds  for our company at a minimum price of $2.00 per  share,  such  stockholders  may sell  their shares at a rate of 25%, on a  cumulative  basis,  of the total number of shares of GlobalOptions  Group common stock issued to that  stockholder  in the merger per 90-day  period at a market price of not  less  than  the  price  of the PIPE or  secondary
                 public  offering,   subject  to  applicable   securities  laws,
                 beginning 90 days after the  effective  date of a  registration statement covering such shares.

            o    SHARES OF GLOBALOPTIONS GROUP COMMON STOCK ISSUED IN THE MERGER
                 TO THE  FOLLOWING  "INSIDERS" OF  GLOBALOPTIONS:  EMPLOYEES AND
                 DIRECTORS  OF  GLOBALOPTIONS   GROUP  AND  ITS  SUBSIDIARY  AND
                 AFFILIATES  OF SUCH  PERSONS.  Insiders  who  were  holders  of
                 GlobalOptions  securities  prior to the merger may not transfer the shares of  GlobalOptions  Group  common  stock  received in connection with the conversion of such shares in the merger for the 24-month period following the merger, except as follows: 12
                 months  after  the  merger,   and  at  three  month   intervals
                 thereafter,  Insiders  will be  permitted  to sell 12.5%,  on a
                 cumulative   basis,   of  the   total   number   of  shares  of
                 GlobalOptions  Group common stock issued to that stockholder in the  merger,  as  long  as we have a  minimum  trailing  30 day average  trading price of at least $4.00 per share,  subject to applicable  securities laws; at 24 months after the merger, and at three month intervals thereafter, Insiders will be permitted to sell up to 12.5%, on a cumulative basis, of the total number of shares of  GlobalOptions  Group  common stock issued to that stockholder in the merger, per three-month  period,  regardless of price,  subject to applicable  securities  laws.  All shares
                 subject  to  the  option   pool  are  subject  to  the  lock-up
                 restrictions described above.

            In  addition,  in  connection  with the merger,  certain  pre-merger holders of substantially all of our securities entered into "lock-up agreements"
with us that prohibit such  stockholders  from selling,  contracting  to sell or otherwise  transferring any of the shares of our common stock beneficially owned by the  stockholder  for the 24-month  period  following  the merger at a market price of less than $2.00 per share.

            REGISTRATION STATEMENT. Under the terms of the private placement, we agreed to file a  "resale"  registration  statement  with the SEC  covering  the shares of our common stock  underlying the series A preferred stock and warrants issued in the private  placement  on or before  October 28, 2005 (120 days after the  closing).  We are obligated to maintain the  effectiveness  of the "resale"
registration statement from the effective date through and until 12 months after the date of closing of the merger,  unless all securities  registered  under the registration  statement have been sold or are otherwise able to be sold pursuant to Rule 144 under  the  Securities  Act of 1933,  provided  we  comply  with our reporting obligations.

            In the event the "resale"  registration  statement is not filed with the SEC on or prior to the 180th day after the  completion  of the merger,  each investor in the private placement will receive an additional number of shares of series A preferred  stock equal to 2% of the total  number of shares of series A preferred stock  subscribed to by such investor in the private  placement (which additional  shares of underlying  common stock will also be registered) for each month (or portion  thereof)  that the  registration  statement  is not so filed, provided that the aggregate  increase in such shares of series A preferred stock pursuant to this paragraph will in no event exceed 20% of the original number of shares of series A preferred stock subscribed for in the private placement.

            We agreed to use our best efforts to have the "resale"  registration statement  declared  effective by the SEC as soon as possible  after the initial filing and agreed to respond to all questions or comments by the SEC  pertaining to such  registration  statement within 30 days of our receipt of such comments.
In the  event  that  we do not  respond  to  questions  or  comments  by the SEC pertaining  to the  registration  statement  within 30 days after our receipt of such comments, each investor in the private placement will receive an additional number of shares of series A preferred  stock equal to 2% of the total number of shares of series A preferred stock subscribed to by such investor in the private placement  (which  additional  shares of  underlying  common  stock will also be registered)  for each  month (or  portion  thereof)  that we do not  respond  to questions  or comments by the SEC  pertaining  to such  registration  statement, provided that the aggregate  increase in such shares of series A preferred stock pursuant to this paragraph will in no event exceed 20% of the original number of shares of series A preferred stock subscribed to in the private placement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth  information  regarding the number of shares of our common stock beneficially owned on June 24, 2005 by:

            o    each person who is known by us to  beneficially  own 5% or more of our common stock;

            o    each of our directors and executive officers; and

            o    all of our directors and executive officers, as a group.

            Except as  otherwise  set forth  below,  the  address of each of the persons listed below is GlobalOptions  Group,  Inc., 75 Rockefeller  Plaza, 27th
Floor, New York, New York 10019.

        NAME AND ADDRESS OF                          NUMBER OF SHARES        PERCENTAGE OF SHARES
          BENEFICIAL OWNER                         BENEFICIALLY OWNED (1)    BENEFICIALLY OWNED (2)
          ----------------                         ----------------------    ----------------------

5% OR GREATER SHAREHOLDERS:

Rising Wolf LLC (3)                                    2,647,059                   18.3%
Neil Simon (4)                                         1,514,991                   10.4%
Joan Stanton (4)                                       1,514,991                   10.4%
Gale Hayman (4)                                        1,514,991                   10.4%
PS Capital Holdings, L.P.                              1,010,287(5)                 7.0%
Integris Funds Ltd. (6)                                  937,500                    6.1%
IIU Nominees Ltd. (7)                                  1,300,000                    8.3%
Verus Investment Holdings Inc. (8)                     1,112,248                    7.6%

DIRECTORS AND EXECUTIVE OFFICERS:

Harvey W. Schiller (9)                                 1,362,895                    8.7%
Per-Olof Loof                                               --                      --
Neil C. Livingstone (10)                               3,039,216                   20.5%
Jeffrey O. Nyweide                                          --                      --
Thomas P. Ondeck (11)                                  3,039,216                   20.5%
Ronald M. Starr (12)                                         980                     *
Daniel L. Burstein (13)                                      980                     *
John P. Bujouves (14)                                       --                      --
All officers and directors as a group
(8 persons) (15)                                       4,796,228                   29.2%

-----------------------------------------------
*           Less than 1% of outstanding shares.

(1)         Unless otherwise indicated, includes shares owned by a spouse, minor children and  relatives  sharing the same home,  as well as entities owned or controlled by the named person.  Includes the conversion of all shares of series A preferred  stock and the exercise of warrants to purchase common stock into common stock. Also includes options to purchase shares of GlobalOptions exercisable within sixty (60) days, which  are  expected  to be  assumed  by  GlobalOptions  Group  upon adoption  of the 2005  Stock  Option  Plan.  Each  share of series A preferred  stock is  convertible  into 500  shares of common  stock.
            Unless otherwise noted,  shares are owned of record and beneficially by the named person.

(2)         Based upon 14,433,266 shares of common stock outstanding on June 24,
            2005 and, with respect to each individual holder,  rights to acquire common stock exercisable within sixty (60) days.

(3)         Rising  Wolf LLC is a Delaware  limited  liability  company.  As the directors  and  significant  members  of Rising  Wolf  LLC,  Neil C.
            Livingstone  and Thomas P. Ondeck may be deemed to be the beneficial owners of the shares of common  stock held by Rising  Wolf LLC.  The address  of  Rising  Wolf LLC is 1615 L  Street,  N.W.,  Suite  300,
            Washington, DC 20036.

(4)         The  address  for Neil  Simon,  Joan  Stanton and Gale Hayman is c/o
            GlobalOptions,  Inc., 1615 L Street, N.W., Suite 300, Washington, DC
            20036.  Consists of 1,449,991  shares of common stock, 104 shares of series A preferred  stock and 13,000 shares of common stock reserved for issuance upon exercise of warrants.

(5)         Consists of (i) 966,537  shares of common  stock,  (ii) 70 shares of series A  preferred  stock and (iii)  8,750  shares of common  stock reserved for issuance upon exercise of warrants.

(6)         Integris Funds Ltd. is a Cayman  Islands  company with an address at
            c/o Bayshore Bank and Trust,  Lauriston House, Lower Collymare Rock,
            PO Box 1132,  Bridgetown  Barbados.  Consists  of (i) 1500 shares of series A preferred  stock and (ii)  187,500  shares of common  stock reserved for issuance upon exercise of warrants.

(7)         IIU Nominees Ltd. is  incorporated in Ireland with an address at c/o
            International  Investment and Underwriting,  IFSC House Custom House
            Quay,  Dublin 1 Ireland.  Consists  of (i)  50,000  shares of common stock,  (ii)  1500  shares  of  series A  preferred  stock and (iii)
            500,000  shares of common stock  reserved for issuance upon exercise of warrants.

(8)         Verus Investment  Holdings Inc. is a British Virgin Islands company.
            Includes  68,500  shares of common stock  reserved for issuance upon exercise  of  warrants  issued for  strategic  advisory  services in connection with the merger. Also includes (i) 358 shares of series A preferred  stock and (ii) 44,750 shares of common stock reserved for issuance  upon exercise of warrants,  each  purchased in the private placement transaction,  held by Verus International Group Limited, a
            Cayman  Islands  company  which is wholly owned by Verus  Investment
            Holdings Inc. The address for Verus Investment  Holdings Inc. is c/o
            Abacus Trust and Management Services,  Unit 18, Mill Mall, Wickham's
            Cay, Road Town,  Tortola,  British Virgin  Islands.  The address for
            Verus  International  Group  Limited is Ugland  House,  South Church
            Street, Grand Cayman, Cayman Islands.

(9)         Consists of (i) 166,498  shares of common  stock,  (ii) 22 shares of series A  preferred  stock,  (iii)  2,750  shares  of  common  stock reserved for issuance upon  exercise of warrants and (iv)  1,182,646 shares of common stock  issuable upon exercise of stock options that will be currently exercisable upon adoption of the 2005 Stock Option
            Plan.

(10)        Consists  of (i)  392,157  shares  of  common  stock  issuable  upon exercise of stock  options that will be currently  exercisable  upon adoption of the 2005 Stock Option Plan and (ii) 2,647,059  shares of common stock owned by Rising Wolf LLC, of which Dr. Livingstone is a director and significant member.

(11)        Consists  of (i)  392,157  shares  of  common  stock  issuable  upon exercise of stock  options that will be currently  exercisable  upon adoption of the 2005 Stock Option Plan and (ii) 2,647,059  shares of common  stock  owned by Rising  Wolf LLC,  of which Mr.  Ondeck is a director and significant member.

(12)        Consists of 980 shares of common  stock  issuable  upon  exercise of stock  options that will be currently  exercisable  upon adoption of the 2005 Stock  Option  Plan.  Does not  include  966,537  shares of common stock, 70 shares of series A preferred stock and 8,750 shares of common  stock  reserved for  issuance  upon  exercise of warrants owned by PS Capital Holdings,  L.P., of which Mr. Starr is the Chief
            Financial Officer and General Counsel.

(13)        Consists of 980 shares of common  stock  issuable  upon  exercise of stock  options that will be currently  exercisable  upon adoption of the 2005 Stock Option Plan.

(14)        Mr.  Bujouves is the  Chairman of Bayshore  Bank & Trust  Corp.,  an
            affiliate of Integris Funds Ltd. He disclaims  beneficial  ownership with respect to the shares held by Integris Funds Ltd.

(15)        Consists of (i) 2,813,556 shares of common stock,  (ii) 22 shares of series A  preferred  stock,  (iii)  2,750  shares  of  common  stock reserved for issuance upon  exercise of warrants and (iv)  1,968,921 shares of common stock  issuable upon exercise of stock options that will be currently exercisable upon adoption of the 2005 Stock Option
            Plan.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

            Information  concerning  the  principal  terms of the merger and the business of GlobalOptions is set forth below.

THE MERGER

            THE  MERGER.  On June 24,  2005,  we,  our  wholly-owned  subsidiary
GlobalOptions  Acquisition and GlobalOptions  entered into the Merger Agreement.
On June  24,  2005  (referred  to as the  Merger  Closing  Date),  GlobalOptions
Acquisition was merged with and into GlobalOptions under Delaware corporate law, with GlobalOptions surviving to become our wholly-owned subsidiary.

            Pursuant  to the  Merger  Agreement,  at  closing,  stockholders  of
GlobalOptions  received  one share of our  common  stock for each 1.7 issued and outstanding  shares of  GlobalOptions  common stock and  preferred  stock in the merger. As a result, at closing  GlobalOptions  Group issued 9,890,266 shares of our common stock to the former stockholders of GlobalOptions, representing 41.5%
of our outstanding  common stock on a fully-diluted  basis following the merger, in exchange for 100% of the  outstanding  capital  stock of  GlobalOptions.  The consideration  issued in the merger was  determined as a result of  arm's-length negotiations between the parties.

            GlobalOptions   Group  intends  to  assume  all  of   GlobalOptions'
obligations under its outstanding stock options and intends to reserve 6,500,000 shares of  GlobalOptions  Group common stock for stock options  issuable under a proposed  2005 Stock Option Plan. At the time of the merger,  GlobalOptions  had outstanding  stock options to purchase  4,450,721 shares of common stock,  which outstanding  options will become stock options to purchase  2,618,071  shares of common stock of GlobalOptions  Group, after giving effect to the merger exchange ratio.  Neither  GlobalOptions  nor  GlobalOptions  Group  had any  warrants  to purchase shares of capital stock outstanding immediately prior to the closing of the merger.

            Following the merger, all of our current business operations will be
conducted  through  our  wholly-owned   subsidiary,   GlobalOptions,   Inc.  See
"Description  of Business"  below.  Prior to the merger,  there were no material relationships  between us and GlobalOptions or any of the companies'  respective affiliates,  directors or officers, or any associates of the respective officers or  directors.  All of our  pre-merger  liabilities  were  settled  prior to the merger.

            ELECTION OF BOARD OF DIRECTORS.  In accordance  with our by-laws for filling  newly-created  board  vacancies,  Carla L.  Santia and Mary E.  Lawler, existing  Creative  Solutions  directors,  appointed Harvey W. Schiller,  Ph.D.,
Per-Olof  Loof,  Daniel L. Burstein and Ronald M. Starr,  previous  directors of
GlobalOptions,  to serve as additional directors of our company effective at the closing of the merger  agreement.  Ms.  Santia and Ms.  Lawler also  resigned as directors following the closing,  with their resignations  effective on June 24,
2005.  Subsequently,  on June 27, 2005,  John P.  Bujouves was  appointed to our board of directors.

            On June 24, 2005,  Harvey W. Schiller,  Ph.D. was named our Chairman and Chief Executive Officer,  Per-Olof Loof was named Vice Chairman of the Board of  Directors,  and  Jeffrey  O.  Nyweide  was named  Chief  Financial  Officer,
Executive Vice President-Corporate  Development and Secretary. At the same time,
Ms. Santia and Ms. Lawler resigned as our officers. See "Directors and Executive
Officers of the Company After the Merger."

DESCRIPTION OF OUR COMPANY AND ITS PREDECESSOR

            We were  formed as a Nevada  corporation  on April 20,  2004 to be a consulting firm  succeeding to the business of Carla Santia & Associates.  Prior to the merger, we were a company that assisted corporate  purchasers of art work in  identifying,  selecting,  acquiring  for  and  placing  fine  art  in  their facilities.  After  the  merger,  we  discontinued  our  previous  business  and succeeded  to the  business  of  GlobalOptions  as our  sole  line of  business.
Accordingly, the past trading history of our common stock is not relevant due to the change in our business.

                             DESCRIPTION OF BUSINESS

            Unless the context otherwise requires, "we," "our," "us" and similar expressions refer to  GlobalOptions,  Inc., a Delaware  corporation,  separately prior to the merger of a wholly-owned  subsidiary of Creative Solutions with and into  GlobalOptions,  Inc. on June 24, 2005, and GlobalOptions  Group,  Inc., as
successor to the business of  GlobalOptions,  Inc.,  after giving  effect to the merger.

COMPANY OVERVIEW

            We are a provider of high-end  risk  mitigation  services to Fortune
500  corporations,   governmental  organizations  and  high-profile  individuals throughout  the world.  Our risk  mitigation  services  currently  include  risk management  and security,  investigations  and  litigation  support,  and crisis management and corporate governance. These engagements take our staff around the world and are typically  highly sensitive  engagements  where we are interacting with senior leaders in both corporations and governments. Our overall mission is to  identify,  evaluate,  assess and prevent  issues that may  threaten  people, organizations or strategic  initiatives for companies and governments around the globe.

            Founded in 1998, our  management,  staff and advisory boards include security and terrorism  experts from  America's  elite  military  units,  former intelligence and law enforcement officers, professional investigators, and legal and crisis communications specialists.  We provide services to governments,  law firms,  private  clients  and  corporations,  including  two of the ten  largest corporations in the world.

            We have been awarded "approved" status as a vendor of consulting and related  services  to United  States  government  agencies  by the U.S.  General
Services  Administration  (GSA). We are a MOBIS (management,  organizational and business  improvement  services)  contractor  and  members  of  our  staff  have high-level security clearances.

CORPORATE INFORMATION

            GlobalOptions  was  incorporated in the State of Delaware in January
2002,  but prior to that  began  providing  its risk  mitigation  services  as a
Delaware  limited  liability  company in 1998.  Our corporate  headquarters  are located at 75  Rockefeller  Plaza,  27th Floor,  New York,  New York 10019.  Our
telephone number is (212) 445-6262, and our fax number is (212) 445-0053.

BUSINESS SERVICES

            INVESTIGATIONS AND LITIGATION SUPPORT

            The  difference  between  business  success  and  failure  is  often information.  Our  investigative  team  includes  highly  educated  and  trained
investigators   who   understand   the   complexities   in  uncovering   factual
circumstances  surrounding  sensitive   investigations.   Our  specialists  have
extensive  experience  providing discreet and timely  investigative and business
intelligence  services  to  law  firms,   corporations  and  individuals,   both
domestically and abroad.

            Our  investigators  have  unique  access  to  extensive  public  and proprietary  databases  and are  highly  experienced  in  developing  case facts through on-site interviews and domestic and offshore searches. Our investigators provide  reports and  intelligence  for clients on everything from country risk, unfair trade  practices,  new markets,  political  trends,  economic  forecasts, profiles on competitors and satellite reconnaissance.

            We have conducted  investigations  that impeach witnesses,  disprove
factual   allegations  and  raise   alternative   theories  of  cause.  We  have
investigated   judicial   corruption,   jury  tampering,   questionable  "expert
witnesses,"  conspiracies to defraud,  industrial espionage,  potential business investments,  recovery of assets,  defense against class action suits, trademark infringement,  political  opposition research and insurance fraud.  Asbestos and product  liability  cases are our  specialties  and we work with a wide range of clients, especially in the automotive and related industries.

            In 2004,  we completed 135  investigations  and  litigation  support projects  with an average size of more than $20,000 and totaling  $2.7  million,
accounting   for   approximately   49%  of  our  net   revenue.   Representative
investigations  and litigation  support projects have included  uncovering facts which impeached  credibility of key opposition  witnesses in a major civil case, finding $40 million of a client's assets hidden in foreign countries by a former business partner,  and, for a Fortune 500 company in due diligence,  discovering that the  target  company  was  owned by  criminals  and  that the  company  had overstated assets by $100 million.

            CRISIS MANAGEMENT AND CORPORATE GOVERNANCE

            We  assist   governments,   corporations   and  individuals  in  the
development  and  implementation  of crisis  management  and emergency  response plans. Our staff is attuned to regional,  national and  international  political issues and has well-placed government and media contacts worldwide. While public relations  firms  provide  media  expertise,  they  generally do not offer other
critical  skills,   such  as  our  ability  to  put  management,   security  and
communication resources on the ground in an expedited manner.

            We have  managed  one of the  largest  civil RICO  defense in United
States history,  implemented  comprehensive  security  measures  nationally at a

                                       10

major corporation  targeted by animal rights activists,  set up a 24/7 emergency hotline for  employees of a large retail  organization,  conducted  searches and rescue missions for kidnapped persons, and collected critical intelligence about foreign  bribery  efforts that  threatened  billions of dollars in United States sales.

            We  work  with  clients  to  establish  command  procedures,   train
employees,  coordinate  rescue  efforts  and keep  operations  running.  Whether dealing with a labor strike,  security breach,  natural disaster,  cyber attack, kidnapping,  family crisis,  arrest, stolen intellectual  property, or school or workplace  violence  issue,  we believe we have the  resources  that can provide expert assistance.

            In 2004, we completed 13 crisis management and corporate  governance projects  with an average size of more than  $133,000 and totaling $1.7 million, accounting  for  approximately  32% of our net  revenue.  Representative  crisis management projects have included:

            o    A Fortune 500  company  was faced with a federal  investigation into  its  leading  product.  The  company  needed  data on its product so the government would drop a potential  investigation which  would have  crippled  the  company's  brand.  Our crisis containment  team (i) developed  rebutting  data, (ii) obtained
                 positive   press  coverage  for  the  company  and  (iii)  used
                 government contacts to finish the investigation.

            o    Assisted a small  company's new investors in taking  control of corporate  headquarters  and all proprietary  company data from the ousted former owners.

            o    Completed United States government  emergency  security surveys at critical  facilities  throughout  the United  States the day after September 11, 2001.

            RISK MANAGEMENT AND SECURITY

            We help  clients  solve  problems  that  fall  outside  the scope of mainstream  management  resources by providing highly specialized and customized security  services.  We  provide  security  assessments,  executive  protection, anti-terrorism training,  threat analyses, fraud prevention techniques,  special event  security,  protection  from stalkers,  private travel  management and the design, implementation and management of total security systems.

            We  have  performed  risk  assessments  of  corporate  headquarters, chemical  weapon  stockpiles,  nuclear  installations  and reactors,  factories, yachts, private aircraft, homes,  transportation systems, government facilities, political conventions, sports stadiums and sporting events.

            In 2004, we completed 43 risk management and security  projects with an average size of nearly  $25,000 and totaling  $1.1  million,  accounting  for approximately  19%  of our  net  revenue.  Representative  risk  management  and security projects have included conducting threat and vulnerability  assessments of Russian  facilities  containing nuclear materials and conducting site surveys and security  assessments  for a major  corporation  facing violent  threats and attacks.

GROWTH STRATEGY

            We seek to build the leading  integrated  enterprise risk mitigation company.  To achieve our vision, we are pursuing a set of defined  activities to achieve what we hope will be a market-leading industry position.

                                       11

            LEVERAGE TIER-ONE INDUSTRY  RELATIONSHIPS TO IDENTIFY  COMPLEMENTARY
            PLATFORM  TARGETS,  RAISE  CAPITAL,  BRING  IN  A  HIGHLY  QUALIFIED
            MANAGEMENT TEAM AND BUILD SYNERGIES TO EXECUTE ITS VISION.

            We have created an initial  revenue  base and put a management  team and advisory boards in place to execute our vision. We are currently in, or seek to enter into,  discussions  with several firms in the risk mitigation  industry about being acquired.  With virtually all the acquisition  targets being private
concerns,   we  expect   that  the   negotiations   would   generally   be  with
owner-operators  that will not only bring new services to our company but, also, highly capable management.

            Creating a well known senior advisory board has given our management the experience and  reputation  beyond  management's  own  achievements  to gain introductions  at high  levels of  government  and Fortune  500  companies.  The
initial  platform   acquisitions  are  expected  to  provide  additional  strong relationships  with  premier  companies  and  individuals.  The later  "bolt-on"
product  and service  acquisitions  are  expected to help fill in product  gaps, create more regional  coverage and mass and, in turn,  drive our organic revenue growth.

            Effective  June 8, 2005,  GlobalOptions  and  Confidential  Business
Resources,  Inc. entered into a definitive asset purchase agreement with respect to the proposed  acquisition by  GlobalOptions of all of the assets and business activities of CBR.  Completion of the transaction is subject to the satisfaction of closing conditions contained in the definitive  agreement,  which include the completion of CBR's audited financial statements for fiscal years 2003 and 2004, and there can be no assurance  that the CBR  acquisition  will be completed upon the terms set forth in the definitive agreement, or otherwise.

            CREATE AN INITIAL PLATFORM WITH SIGNIFICANT REVENUES.

            We  intend  to  target  and  acquire  what we  believe  are the best companies in the industry with proven management teams and a strategic long-term vision.  The initial  platform  acquisitions  are expected to be  geographically diverse and offer solutions in different risk  mitigation  segments to establish scope and synergies  across the  GlobalOptions  Group family of  companies.  All acquisitions are expected to have existing clients, revenue, significant channel presence and a high margin core business.

            USE SYNERGIES ACROSS ACQUIRED COMPANIES TO DRIVE INTERNAL GROWTH.

            We expect that acquired companies will give us a substantial revenue base, a wide array of products and services,  geographic reach into almost every country in the world and experienced  operators that will complement our current team. Our objective is to sell bundled  solutions and services  through acquired companies' channels.

            We will use a shared services  approach in  administrative  areas to try to keep  indirect  costs  reasonable  and assist us in achieving  our profit goals.  Areas for  inclusion in the shared  services  will be global  marketing, human resources,  finance,  information  technology,  mergers and  acquisitions, business integration and development, and legal compliance.

            LAYER ON ADDITIONAL TARGETS IN EMERGING HIGH GROWTH AREAS.

            Ultimately,  our goal is to build an end-to-end  comprehensive  risk
mitigation  offering  that  encompasses  consulting  and  investigations,   risk
mitigation  solutions,  services and related data services.  Our intent is to be the leading  full  service  investigations  firm in all markets  where we have a presence.

                                       12

            Additional  revenue  growth  is  expected  to come  from  technology acquisitions  to further drive the data services  business and other  layered-on acquisitions to further diversify revenue across different geographies.

ACQUISITION CRITERIA

            With acquired  assets being central to our strategic  vision,  it is necessary to incorporate specific criteria when evaluating potential targets for acquisition. The criteria are:

            o    predictability of value;

            o    ease of acquisition or time to completion;

            o    ability to ensure management oversight;

            o    ease of integration or minimal short-term integration needs;

            o    alignment of target's goals with GlobalOptions' goals;

            o    expansion of offerings, skills, brand and footprint;

            o    short-term and long-term benefit; and

            o    minimal capital requirements.

            In  connection  with our  acquisition  strategy,  we entered into an advisory  agreement with Cascadia Capital,  LLC in July 2004,  pursuant to which
Cascadia Capital  provides certain capital raising,  debt financing and buy-side mergers and  acquisitions  services.  The  advisory  agreement  terminates  when
Cascadia  Capital has  completed  providing  such  services to us or upon either party  delivering  30-days  written  notice.  In addition to receiving a monthly retainer,  Cascadia  Capital  earns  certain  success  and  performance  fees in association with future financings and  transactions.  Should it directly assist us with  entering  into  certain  corporate  transactions  such as a  merger  or consolidation,  Cascadia  Capital has the right of first refusal to serve as the exclusive advisor to us on such  transaction.  However,  the advisory  agreement also provides that Cascadia Capital  disclaims any success fee or right of first refusal  with  regards to similar  services  provided to us by other  consulting companies.  No such fees or right of first refusal are owed to Cascadia  Capital in connection with the merger or the private offering.

RISK MITIGATION INDUSTRY AND TRENDS

            The  security   industry  has  been  altered  by  world  events  and
regulatory  changes.  Governments,  corporations  and private  families  are now thinking  about security  proactively,  and as a result the entire global market has grown to an estimated  $120  billion  industry,  with a  projection  of $170 billion by 2006.

            The risk mitigation market doubled in size from 1990 to 2000 and the market is expected to continue its steady growth and triple in size from 2000 to
2010.  The  corporate  and  government  focus on a wide  array of  bundled  risk mitigation products and services is expected to drive growth. Kroll Inc. was the giant in the  industry,  but since it was acquired by  insurance  broker Marsh &
McLennan Cos., we believe it has been unable to engage in certain  relationships due to the  conflict of being  owned by Marsh &  McLennan.  After the Kroll Inc.
acquisition, we believe there is no comprehensive platform provider encompassing solutions and services.  ChoicePoint  Inc. and First  Advantage  Corp.,  the two
leading providers of background  screening,  are concentrating their services on consumer data services.  Currently, no established risk mitigation or consulting

                                       13

and  investigations  company has taken over the industry space formerly occupied by Kroll Inc. There is a significant market opportunity for a global leader. The growth of major  operators  will depend on the continued  acquisitions  of small expert operators.

            Risk  mitigation,  in the  past,  has  been  defined  as  mitigating corporate risk and exposure post-incident. Risk mitigation firms were brought in to assess damage once a serious event,  loss or breach in security had occurred.
Engagements  were  typically  non-recurring  in nature  and  usually  involved a consultant working with the company to assist in the reactive  initiatives,  and some  high-level  analysis to reduce loss once an incident had occurred.  Today, risk  mitigation  encompasses  an array of products and services  focused on not just  reacting  to  critical  events,  but  on  a  proactive  basis  evaluating, identifying,  quantifying  and managing  elements of risk.  Risk  mitigation has evolved as companies and  governments  are faced with a variety of new,  diverse elements of risk including terrorism,  litigation,  fraud, compliance,  business continuity, brand protection, cyber attacks, industrial espionage and regulatory issues. The evolution of the industry has been a clear departure from a reactive consultative  or  investigative  approach  to a  proactive  effort that not only identifies  risk, but provides  clients with useable  information  that can help them make critical business decisions.

            The  risk   mitigation   industry  is  one  that  is  built  on  the
relationship  between the client and the risk  mitigation  firm. The business is intensely personal because of the highly  confidential nature of the engagements and the potential damage to brand, reputation,  competitive position and overall market perception. As a result, the industry is extremely fragmented. As smaller firms attempt to expand to meet the needs of global  clients,  a lack of capital resources forces partnering and sub-contractual  relationships that hinder their ability to control costs and provide continuity of service to a global market. A risk mitigation firm and its principal employees have a limited geographic reach and personal network from which to draw engagements.  The critical aspect of the business  and  fundamental  means to drive  organic  growth  is the  ability  to establish  and  monetize  these  strategic  relationships.  The most  profitable businesses  recognized  the  opportunity  to  introduce  proactive  services and diversification  to evolve the  business  and create an  annuity-based  business positioned to not only capture the reactive engagements, but to proactively sell products and solutions to new and existing clients.

MARKET OPPORTUNITY

            According to the Lehman  Brothers  Security  Industry  Annual Report
2004, the risk  mitigation  market  doubled in size from 1990 to 2000.  There is every indication that the drivers of increased risk mitigation  spending (due to
events  such  as   terrorism   across  the  globe  and  the   enactment  of  the
Sarbanes-Oxley Act) are likely to continue into the foreseeable  future.  Morgan
Keegan & Company  estimates 11% growth per year in this market  through 2010. We believe that  segments of risk  mitigation on both the product and services side are still fragmented and ripe for  consolidation  with no clear market leader or dominant brand.

            GlobalOptions is an established company,  formed to serve as a nexus for a series of acquisitions that will deliver revenue,  capabilities,  products and services  designed to meet the ever increasing demand for the management and assessment of risk. Our vision is to build,  through acquisition and new product development,  the dominant risk mitigation  solutions  business and brand in the
$14 billion dollar risk mitigation industry.

            Because of the personal and sensitive  nature of risk mitigation and investigative engagements, the ability to provide services and retain clients is driven largely by reputation and personal relationships. Under the leadership of
Harvey W.  Schiller,  our  Chairman  and Chief  Executive  Officer,  and Neil C.
Livingstone,  Chief Executive  Officer of  GlobalOptions,  our team provides not only  vision,  management  and  leadership,  but strong  relationships  with the leaders in both corporate and government  markets.  We have the relationships to

                                       14

bring in  high-margin,  well-known  clients,  while  the  company's  operational experience  allows for execution of these  sensitive  and critical  engagements.
Once  these  projects  are  completed,  there  are a variety  of  annuity-based, long-term products and services that can be combined into a comprehensive  suite of  high-margin  solutions to evolve the  business  into a more  profitable  and recurring revenue product-based business.

            Other trends in the industry include the following:

            o    The risk mitigation  market has grown from $3.5 billion in 1990 to approximately $14 billion today. Analysts at Lehman Brothers estimate the market will grow to $20 billion by 2010.

            o    Employment of private  investigators and detectives is expected to grow 21% to 35% by 2008,  according to the Security Industry
                 Association.

            o    Terrorism,  corporate  scandals and security  costs have forced corporations  and  governments to focus on risk  mitigation and deploy  additional  resources  to  comply  with  a  variety  of regulatory and legislative mandates.

            o    The  increase of  awareness  and  frequency  of risks facing an
                 individual,   corporation   or   government   have  moved  risk
                 mitigation to a strategic  initiative  touching every aspect of an organization.

            o    In  the   United   States,   there  are  over   7,000   private
                 investigations  firms  and  96% of  firms  are  single-location companies,  according to the Lehman Brothers  Security Industry
                 Annual Report 2004.

            o    Traditional  leaders in the space have been acquired or evolved their business model, leaving a service gap. For example:

                 -    Pinkerton  Consulting &  Investigations,  Inc. migrated to security officer  services  (acquired by Securitas AB) and
                      United   States   investigations   focused  on  government
                      services;

                 -    The  Wackenhut  Corporation  migrated to security  officer services (acquired by Group 4 Falck); and

                 -    Vance  International,  Inc.  migrated to security  officer services (acquired by SPX Corporation).

            o    Large  regional   companies  have  emerged  and  are  servicing
                 national  and  global  accounts  through  loose   partnerships,
                 sub-contracts  and  revenue-sharing  relationships.  We believe that these  structures are  inefficient and lack the continuity and  reliable  service  necessary  for  a  national  or  global delivery model.

            Changes  in world  events and  regulatory  compliance  have  brought renewed attention to the security industry.  As a result of corporate  scandals, increasing litigation costs and geo-political events, risk mitigation has become critical for corporations,  governments, law firms and individuals. These target groups are now focusing on their security arrangements in a proactive manner. As corporate officers, board members and their attorneys are forced to successfully follow  regulations and meet required  compliance steps, we will be available to provide the necessary guidance. As private families,  celebrities and executives focus on their security issues, we will be available to assist them.

                                       15

            Ultimately,  our  strategic  vision  is to  build  the  first  truly integrated  enterprise risk mitigation company by selectively acquiring the best companies in the industry with proven management teams and a strategic long-term vision.  Platform  acquisitions  are expected to be  geographically  diverse and offer  solutions in  different  risk  mitigation  segments of the market to gain synergies.  Targets are  expected  to have a  combination  of existing  clients, revenue,  a significant  market presence and/or a high margin core business that will enhance and expand our share of the risk mitigation market.

EMERGING MARKETS

            Navigating  the maze of  regulatory  compliance  in  today's  highly charged  environment  can  result in  potential  derailment  for a  company.  As corporate  officers and board members face substantial fines and  imprisonments, the  rest  of a  company's  executives  also  face  many  hazards.  Whether  the compliance  issue involves the  Gramm-Leach-Bliley  Act (GLBA),  the USA Patriot
Act,  the  Federal  Information  Security  Act  (FISMA),  the  Health  Insurance
Portability and  Accountability  Act (HIPAA) or the  Sarbanes-Oxley Act of 2002,
the need for  industry  experts  to help  organizations  manage  the  government requirements is significant.

            The total market potential for regulatory compliance is seen as well over $50 billion in the United  States alone,  according to the Manakoa  Journal
(January 2005).

            o    FISMA impacts all federal agencies and government contractors.

            o    GLBA impacts  financial  institutions  and anyone  dealing with non-public financial information.

            o    HIPAA has  significant  information  technology  management and privacy provisions.

            o    The  Sarbanes-Oxley Act impacts all public companies with major
                 reform   provisions  on   reporting,   controls  and  corporate
                 governance.

SALES AND MARKETING

            Our sales and  marketing  strategy  is to  maintain  and  expand our reputation  and track  record,  the  quality of the  services we deliver and the skills and character of the people we deploy on client engagements. In doing so, we hope to  continue  to  provide  the high level of  investigative,  litigation support, crisis management,  risk management and protective services demanded by our clients.

            The  risk   mitigation   industry  is  one  that  is  built  on  the
relationship  between the client and the risk  mitigation  firm. The business is intensely personal because of the highly  confidential nature of the engagements and the potential damage to brand, reputation,  competitive position and overall market perception.  The ability to provide services and retain clients is driven largely by reputation  and personal  relationships.  Our  management,  staff and advisory  boards include  security and terrorism  experts from  America's  elite military units, former intelligence and law enforcement  officers,  professional investigators, and legal and crisis communications specialists who bring to bear strong  relationships  with the  leaders in both the  corporate  and  government markets.

            These relationships give us the opportunity to bring in high-margin, well-known  clients,  and our operational  experience  allows us to successfully complete  these  sensitive and often critical  engagements.  The success of this strategy is demonstrated  by the repeat nature of our business with  established clients.  In 2004, 60% of our business came from clients we served and satisfied in 2003. New opportunities  typically arise from the ongoing  relationships that

                                       16

our  management  personnel  have with their client  counterparts.  As high-level client personnel move to different  companies or agencies,  they often call upon experienced service providers like us in their new environment.

            Ultimately,  our  marketing  effectiveness  will  be  based  upon  a successful  track  record,  experienced  personnel,  critical  mass  and  highly regarded  reputation,  which we believe will be enhanced and broadened by a well conceived and implemented acquisition strategy.

PROCUREMENT OF GOVERNMENT CONTRACTS

            We  compete  for  most of our  government  contracts  by  developing strategic  contacts  with the  leaders of  government  agencies.  The  strategic contacts allow government agencies to seek us out for a confidential assignment.
The  background  and  experience  of our  management  and advisory  boards bring instant  credibility to our government  efforts.  Due to the sensitive nature of our  services,  most  government  contracts  and projects are won as sole source bids, as opposed to an open RFP (Requests for Proposal) process.  We are a MOBIS
(management,  organizational and business  improvement  services) contractor and are  "pre-approved"  for government  work. If a government  agency has a project that they know we are qualified for based on previous experience, the agency may come directly to us. These are generally smaller projects (under $100,000),  and many times we are a layer in a series of sub-contractors.

            Weekly, a member of our staff reviews the government RFP's posted on the website  FedBizOpps.gov.  Based on our  experience,  our  response to an RFP generally  requires  us to select  partners  and to submit a  proposal  based on combined  subject matter  expertise.  Proposals can be 40 to 100 pages in length and require a significant amount of time to prepare.  The RFP submission process is quite complex,  open to all interested  providers and tends to generate a low success rate.

SUB-CONTRACTORS AND JOINT VENTURES

            The risk management  industry uses  sub-contractors for each project or case on an "as needed basis"  domestically  and may engage in joint  ventures
internationally   depending  upon  case  requirements.   Currently,   we  employ
approximately  35  sub-contractors  on a regular  basis.  We intend to  actively pursue our acquisition strategy to obtain the necessary footprint,  products and personnel to reduce our dependency on  sub-contractors,  thus  increasing  gross margins.

COMPETITION

            Risk  mitigation  providers  encompass  an  array  of  products  and services  focused on not just  reacting to critical  events,  but on a proactive basis  evaluating,  identifying,  quantifying and managing elements of risk. The risk mitigation  industry is one that is built on the  relationship  between the client and the risk mitigation firm. The business is intensely  personal because of the highly confidential nature of the engagements and the potential damage to brand,  reputation,  competitive  position and overall market  perception.  Risk mitigation competitors include:

           o     Kroll Inc. was  acquired by  insurance  broker Marsh & McLennan
                 Cos. in July 2004.  This global  risk-consulting  and  security firm provides risk mitigation  services that conduct operations through four  business  units:  security  consulting  services, background  screening,  data recovery and electronic discovery, and corporate restructurings. Kroll Inc.'s background screening annual revenues were running at  approximately  $175 million in early  2004,  including  mortgage,  tenant  and  pre-employment screening. (See key below: A, B, C)

           o     ChoicePoint Inc. is the leading  provider of public  background screening,  the leading provider of database information to the automobile  insurance  industry  and the  leading  provider  of

                                       17

                 commercial   pre-employment  and  drug  testing  screening.  It
                 services about 20% of the pre-employment screening market. (A)

           o     Control Risks Group  Limited,  out of the United  Kingdom,  has
                 grown fast over the last two years in response to terrorism and
                 corporate  demand  for  security,   employee  fraud  and  brand
                 protection services. Its annual revenues are estimated to be in the $50 million to $60 million range. (B, C)

           o     First  Advantage  Corp.  is  a  smaller  employment  background screening  company that has grown rapidly through  acquisitions since its  formation  by merging a division  of First  American
                 Corp.  with US Search.com  Inc. in June 2003. In March 2005, it entered  into an agreement to acquire  First  American  Corp.'s credit information group. Through acquisitions, First Advantage
                 Corp. has evolved into a $250 million  provider of a wide range of  screening  and  investigative  services.  It is the leading tenant-screening  company  and has  significant  businesses  in
                 pre-employment,   insurance,  drug  testing  and  investigative
                 services for insurance fraud. (A)

           o     Hill  &   Associates,   a  Hong   Kong-based   company,   is  a
                 predominantly   Far  East  operation  in  the   investigations,
                 intelligence  and  consulting  area.  Its annual  revenues  are estimated at roughly $20 million. (A, C)

           o     Toribos  GmbH is a  Hamburg-based  firm with offices in Europe,
                 Africa,  the Middle East, Asia and North and South America that specializes in  investigations,  crisis  management and private security. (A, B, C)

           o     Olive Security (UK) Ltd is a London and Dubai-based firm with a strong  presence  in the Middle East that  specializes  in risk consulting and security over a variety of platforms. (C)

--------------------

            (Key:  A  -  Investigations  and  Litigation  Support;  B  -  Crisis
            Management  and Corporate  Governance;  and C - Risk  Management and
            Security)

GOVERNMENT REGULATION

            Due to our participation in government contracts, we will be subject to audit from time to time for our  compliance  with  government  regulations by various agencies.  Governmental agencies may also periodically conduct inquiries or  investigations  that may cover a broad range of our  activity.  Investigator licenses are needed  domestically,  while  surveillance  as well as investigator licenses are generally  regulated on a state and local level. We believe that we operate our business in material compliance with all applicable  federal,  state and local government regulations.

EMPLOYEES

            As of June 24, 2005, we had 16 full-time and 4 part-time  employees.
We enjoy good employee relations. None of our employees are members of any labor union and we are not a party to any collective bargaining agreement.

FACILITIES

            We are  located  in two leased  facilities.  Our  operating  base is located  at 1615 L Street,  N.W.,  Suite 300,  Washington,  D.C.  20036,  and is
comprised of  approximately  11,671  square feet leased at a cost of $40,000 per

                                       18

month.  Our  telephone  number  there  is  (202)  293-2490.  Our  administrative headquarters is located at 75 Rockefeller Plaza, 27th Floor, New York, NY 10019,
and is comprised of  approximately  1,800 square feet leased at a cost of $6,450 per month. Our telephone number there is (212) 445-6262.

LITIGATION

            We are not a party to any pending or threatened litigation.

CAUTIONARY STATEMENTS

            If  any  of  the  following  material  risks  occur,  our  business, financial condition or results of operations would likely suffer.

                         RISKS RELATING TO OUR BUSINESS

WE ARE AN EMERGING  COMPANY AND HAVE A HISTORY OF OPERATING LOSSES AND UNCERTAIN
FUTURE PROFITABILITY.

            GlobalOptions  was  founded  in 1998 and is still in the  process of developing its risk mitigation,  investigative and global security services.  We have incurred significant operating losses since inception, including cumulative net  losses of over  $2.8  million  over the past  three  years.  We also have a working  capital  deficiency  of $506,549 as of December 31, 2004.  We expect to incur larger losses in the future as we implement our acquisition  strategy.  We cannot anticipate when or if we will achieve profitability in the future. We may not generate  sufficient  revenues to meet our expenses or to operate profitably in the future.

WE ARE A  WORLDWIDE  BUSINESS  AND  ARE  THEREFORE  INFLUENCED  BY  FACTORS  AND
REGULATIONS IN MANY COUNTRIES.

            We undertake our business  worldwide.  The  occurrence of any of the following  risks could have a materially  adverse  effect on both the market for our services or our ability to provide them,  and/or the profits and services of our clients;  as a result,  these risks could  materially  adversely  affect the operations and value of any of the our overseas operations:

            o    changes  in,  and  difficulty  in  complying   with,  laws  and
                 regulations of the different  countries  including authority to trade or perform the services of a private security company;

            o    nullification, modification and renegotiation of contracts;

            o    reversal of current policies, including favorable tax policies, encouraging foreign investment of foreign trade, or relating to the use of local agents;

            o    restrictive actions by local governments  including tariffs and limitations on imports and exports; and

            o    difficulty  in  collecting   accounts   receivable  and  longer
                 collection times.

                                       19

OUR BUSINESS IS VULNERABLE TO FLUCTUATIONS IN GOVERNMENT SPENDING.

            Because many of our contracts are with  governmental  entities,  our business is subject to certain risks,  including  global economic  developments, wars,  political  instability,  changes in the tax and regulatory  environments, foreign  exchange rate volatility and fluctuations in government  spending.  For example, the 2005 Homeland Security Appropriations Act provided $28.9 billion in discretionary  spending for the  Department of Homeland  Security,  $1.8 billion more than the 2004  level of  funding,  which may result in  increased  business opportunities  for us.  However,  because  many  clients are  federal,  state or municipal  governmental agencies with variable and uncertain budgets, the amount of  business  that we  might  receive  from  them may  vary  from  year to year, regardless of the perceived quality of our business.

WE MAY HAVE DIFFICULTY PURSUING OUR ACQUISITION STRATEGY AND AFFILIATES MAY FACE
POTENTIAL CONFLICTS.

            We intend to grow through acquisitions.  However, we may not be able to identify  suitable  acquisition  candidates,  obtain the capital necessary to pursue our acquisition strategy or complete  acquisitions on satisfactory terms.
A  number  of  competitors  have  also  adopted  a  strategy  of  expanding  and
diversifying  through  acquisitions.   We  will  likely  experience  significant
competition in our effort to execute an acquisition  strategy.  As a result,  we may be unable to continue to make  acquisitions or may be forced to pay more for the acquisition targets than it would otherwise want to pay.

THE  INTEGRATION  OF ACQUIRED  COMPANIES  MAY BE  DIFFICULT  AND MAY RESULT IN A
FAILURE  TO  REALIZE  SOME  OF  THE  ANTICIPATED   POTENTIAL  BENEFITS  OF  SOME
ACQUISITIONS.

            When  companies  are  acquired,  we may not be able to  integrate or manage these  businesses  to produce  returns that justify the  investment.  Any difficulty  in  successfully  integrating  or managing  the  operations  of such acquired  businesses  could  have a  material  adverse  effect on our  business, financial  condition,  results of operations  or liquidity,  and could lead to a failure  to realize  any  anticipated  synergies.  Our  management  also will be required  to  dedicate  substantial  time and effort to the  integration  of any acquisitions.  These efforts could divert  management's focus and resources from other strategic opportunities and operational matters.

WE WILL FACE SUBSTANTIAL FUTURE CAPITAL  REQUIREMENTS THAT WE MAY NOT BE ABLE TO
SATISFY, AND WHICH MAY CAUSE US TO DELAY OR CURTAIL OUR BUSINESS PLAN.

            Our capital requirements in connection with our development, product expansion,  sales and marketing  activities,  and  acquisition  strategy will be significant. We are not currently generating sufficient cash from our operations to fund our  strategic  acquisition  plan.  Therefore,  we are  dependent on the proceeds of the private  offering and on capturing  new business to continue the development,  marketing and sales of our services.  We cannot be certain that we will be able to generate  sufficient  cash in the future to fund our activities.
We anticipate  that the net proceeds of the private  offering will be sufficient to satisfy  the  anticipated  cash  requirements  of  implementing  our  initial acquisition  strategy for 9 to 12 months,  although in some  acquisitions we may use cash from the  proceeds of the private  offering  and  additional  financing and/or the issuance of shares of our capital  stock to the  acquisition  target.
The  issuance of  additional  shares of our capital  stock would have a dilutive effect on existing  stockholders  at the time of such  issuance.  We may have to
seek  additional  financing  sooner  than  currently  anticipated.   We  are  in
preliminary   discussions  for  additional   financing,   but  have  no  current
arrangement  with  respect to  additional  financing.  The  inability  to obtain additional financing,  when needed and on terms satisfactory to us, could have a detrimental  effect  on the  implementation  of our  business  plan of growth by acquisition.  If there are no  additional  acquisitions  after the  initial  two

                                       20

acquisitions  have been  completed,  it is  anticipated  that we will be able to operate without  additional  external funding by using our own cash flow and the ability to borrow on our collateralized line of credit.

BECAUSE A SMALL NUMBER OF  CUSTOMERS  ACCOUNT FOR A  SUBSTANTIAL  PORTION OF OUR
REVENUES, THE LOSS OF ANY OF THESE CUSTOMERS COULD CAUSE OUR REVENUES TO DECLINE
SUBSTANTIALLY.

            During each of the past two fiscal years, sales of our services to a limited number of customers  have accounted for a substantial  percentage of our total net sales. Our three largest customers  accounted for approximately 48% of our revenues for the year ended December 31, 2004 and  approximately  72% of our revenues for the year ended December 31, 2003. This  concentration  of customers can cause our net sales and earnings to fluctuate from quarter-to-quarter, based on the  requirements  of our  customers  and the timing of delivery of services.
Although the particular customers are likely to change from period to period, we believe that large engagements by a limited number of customers will continue to account for a substantial  portion of our revenues in any fiscal period.  In any period,  the unexpected loss of or decline in engagements from a major customer, or the failure to generate significant revenues from other customers, could have a material adverse effect on our financial results.

COMPETITIVE CONDITIONS COULD ADVERSELY AFFECT OUR BUSINESS.

            We operate in a number of  geographic  and service  markets,  all of which are highly  competitive  with few  barriers to entry.  If we are unable to respond  effectively to our  competitors,  some of which have greater  financial resources,  our business and results of operations will be materially  adversely affected.  In the risk management and security market,  our competitors  include
Control Risks Group Limited,  ArmorGroup  International plc, Kroll Inc., Toribos
GmbH and  Olive  Security  (UK)  Ltd.  Many of the  national  and  international accounting  and  consulting  firms,  along  with  other  companies  such  as FTI
Consulting,  Inc.,  Securitas  AB and its  subsidiary,  Pinkerton  Consulting  &
Investigations,  Inc., Alvarez & Marsal, LLC,  AlixPartners LLC, Crossroads LLC,
ChoicePoint Inc. and Applied Discovery, Inc., provide investigative,  consulting and other services which are similar to services we provide. Some of these firms have  indicated an interest in providing  services  similar to ours on a broader scale and may prove to be  formidable  competitors  if they  elect to devote the
necessary   resources  to  these  competitive   businesses.   The  national  and
international   accounting  and  consulting  firms  have  significantly   larger
financial  and  other   resources   than  we  have  and  have   long-established
relationships  with  their  clients,  which  also are  likely to be  clients  or prospective clients of our company.

OUR PROFESSIONAL  REPUTATION,  WHICH IS CRITICAL TO OUR BUSINESS,  IS ESPECIALLY
VULNERABLE TO CIRCUMSTANCES OUTSIDE OUR CONTROL.

            As a  company  in a client  service  business,  we  depend  upon our reputation and the individual  reputations of our senior professionals to obtain new client  engagements.  We obtain a substantial number of new engagements from existing  clients or through  referrals from existing  clients.  Any factor that diminishes our reputation or the  reputations  of our senior  professionals  may make it more difficult to compete  successfully for new engagements or to retain existing clients and, therefore, could materially adversely affect our business.
In addition to any direct liability from any damaging events, any circumstances, including  those  where we are not at fault,  which  might  publicly  damage our goodwill,  injure our reputation,  or damage our business relationships may lead to a broader  materially  adverse  effect on our business and prospects  through loss of business, goodwill, clients, agents and employees.

                                       21

OUR ABILITY TO SELL OUR PRODUCTS  AND  SERVICES  AND GROW OUR BUSINESS  COULD BE
SIGNIFICANTLY IMPAIRED IF WE FAIL TO RETAIN OR RECRUIT KEY PERSONNEL.

            Our success will depend to a  significant  extent upon the abilities and high  visibility  of members of our senior  management  including  Harvey W.
Schiller,  Ph.D., our Chairman and Chief Executive Officer, Neil C. Livingstone,
Ph.D., the Chief Executive Officer of GlobalOptions,  our Board of Directors and
our  advisory  boards.  The  loss  of  the  services  of  Dr.  Schiller  or  Dr.
Livingstone, or any other executive officers,  directors or advisors, could have a materially  adverse  effect upon our business.  Our future  success and growth also largely depends upon our ability to attract, motivate and retain additional
highly  competent   technical,   management,   sales  and  marketing  personnel.
Competition for such qualified  individuals is highly  competitive in the global security  market,  and we  cannot  guarantee  that  we  will  be  successful  in attracting  and  retaining  such  personnel.  Departure  and  additions  of  key personnel may be disruptive to and detrimentally affect our business,  operating results and financial condition.

WE MAY BECOME SUBJECT TO SIGNIFICANT LEGAL PROCEEDINGS.

            We are subject  from time to time to  litigation  and other  adverse claims,  both asserted and  unasserted,  incidental to our  businesses,  some of which may be  substantial.  For example,  those claims may include,  but are not limited to,  damages  asserted by  consumers  who are  screened by the  company, regulatory agencies,  clients,  third parties and various other business-related matters.  Final resolution of these matters in the future may impact our results of operations or cash flows.

OUR EXPOSURE IN A FUTURE LIABILITY ACTION COULD EXCEED OUR INSURANCE COVERAGE.

            We may be held  liable  should  any  present  or future  product  or service  offerings  fail. We may not be able to maintain  insurance at levels of risk  coverage or policy  limits that we deem  adequate  for our  activities  or guarantee that every contract  contains or will contain adequate  limitations on our liability. Because of the increasing cost of liability insurance, we may not be able to obtain sufficient amounts of insurance coverage, additional insurance when  needed or  reasonably-priced  insurance  policies.  If we are sued for any injury caused by our business  offerings,  our liability  could exceed our total assets.  Any claims against us,  regardless of their merit or eventual  outcome, could  have a  detrimental  effect  upon our  business,  operating  results  and financial condition.

WE  MAY BE  SUBJECT  TO  INCREASED  REGULATION  REGARDING  THE  USE OF  PERSONAL
INFORMATION.

            Certain data and services  that we provide are subject to regulation by various  federal,  state and local  regulatory  authorities.  Compliance with existing  federal,  state and local laws and  regulations has not had a material adverse  effect on our results of  operations  or  financial  condition to date.
Nonetheless,  federal, state and local laws and regulations in the United States designed to protect the public  from the misuse of personal  information  in the marketplace,  and adverse  publicity  or  potential  litigation  concerning  the commercial use of such information,  may increasingly  affect our operations and could result in substantial  regulatory  compliance expense,  litigation expense and revenue loss.

OUR INABILITY TO ACCURATELY FORECAST COSTS OF FIXED PRICE CONTRACTS COULD RESULT
IN LOWER THAN EXPECTED MARGINS AND PROFITABILITY.

            When working on a  fixed-price  basis,  we deliver our services to a client's  specifications  or  requirements  for a particular  project based on a mutually agreed upon service level agreement.  The profits of these projects are primarily  determined  by our success in  correctly  estimating  and  thereafter controlling  project costs.  Costs may in fact vary substantially as a result of
various  factors,   including   underestimating   costs,   need  for  unforeseen
specialized subcontractors, difficulties with new technologies, and economic and

                                       22

other changes that may occur during the term of the contract.  If for any reason the  costs are  substantially  higher  than  expected,  we may  incur  losses on fixed-price  contracts  and our  profitability  on a  periodic  basis  could  be adversely effected.

                        RISKS RELATED TO OUR COMMON STOCK

THERE HAS PREVIOUSLY BEEN NO ACTIVE PUBLIC MARKET FOR OUR COMMON STOCK,  AND OUR
STOCKHOLDERS  MAY NOT BE ABLE TO  RESELL  THEIR  SHARES AT OR ABOVE THE PRICE AT
WHICH SUCH SHARES WERE PURCHASED, OR AT ALL.

            There has been no active public market for our common stock to date.
We have not disclosed in this Report  information  regarding past trading of our common  stock  because  we will  be  conducting  a  different  type of  business following  the  merger.  An active  public  market for the common  stock may not develop or be sustained.

            The market price of our common stock may fluctuate  significantly in response  to  factors,  some of which are  beyond  our  control,  including  the following:

            o    changes in financial estimates or investment recommendations by securities analysts relating to our stock,

            o    changes in market  valuations  of security and risk  management service providers,

            o    loss of a major client,

            o    changes in key personnel, and

            o    announcements   by  us  or  our   competitors   of  significant
                 contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

            The stock market in general has recently  experienced  extreme price
and  volume  fluctuations.   In  particular,  market  prices  of  securities  of
security-related  companies have experienced  fluctuations  that often have been unrelated  or  disproportionate  to the  operating  results of these  companies.
Continued market fluctuations could result in extreme volatility in the price of our common stock,  which could cause a decline in the value of our common stock.
Price  volatility  might be worse if the trading  volume of our common  stock is low.

BECAUSE  WE BECAME  PUBLIC BY MEANS OF A REVERSE  MERGER,  WE MAY NOT BE ABLE TO
ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

            Additional risks may exist since we became public through a "reverse merger."  Securities  analysts of major  brokerage firms may not provide us with coverage  since  there is no  incentive for  brokerage  firms to  recommend  the purchase of our common  stock.  No assurance can be given that  brokerage  firms will want to conduct any secondary offerings on our behalf in the future.

OUR COMMON STOCK MAY BE CONSIDERED A "PENNY STOCK" AND MAY BE DIFFICULT TO SELL.

            The SEC has adopted regulations which generally define "penny stock"
to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share,  subject to specific exemptions.
Initially,  the market price of our common stock is likely to be less than $5.00 per share and therefore  may be  designated as a "penny stock"  according to SEC

                                       23

rules.  This designation  requires any broker or dealer selling these securities to disclose certain  information  concerning the  transaction,  obtain a written agreement  from the  purchaser  and  determine  that the purchaser is reasonably suitable to purchase  the  securities.  These rules may  restrict the ability of brokers  or dealers  to sell our  common  stock and may  affect  the  ability of investors to sell their shares. In addition, since our common stock is currently traded on the NASD's OTC  Bulletin  Board,  investors  may find it  difficult to obtain  accurate  quotations  of our common  stock and may  experience a lack of buyers to  purchase  such stock or a lack of market  makers to support the stock price.

A  SIGNIFICANT  NUMBER OF OUR SHARES WILL BE ELIGIBLE  FOR SALE,  AND THEIR SALE
COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

            Sales of a  significant  number of shares of our common stock in the public  market could harm the market price of our common  stock.  As  additional shares of our common  stock  become  available  for resale in the public  market pursuant to the  registration of shares of common stock underlying the shares of series A  preferred  stock and  warrants  issued in the private  placement,  the supply of our common stock will  increase,  which could  decrease its price.  We issued  securities in connection with the private placement that are convertible or exercisable  into an aggregate of 6,787,500  shares of common stock.  Some or all of the shares of common  stock may be offered  from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market  for our  shares of  common  stock.  In  general,  a person  who has held restricted  shares  for a period of one year  may,  upon  filing  with the SEC a notification  on Form 144,  sell into the market common stock in an amount equal to the greater of 1% of the  outstanding  shares or the average weekly number of shares  sold in the last  four  weeks  prior to such  sale.  Such  sales  may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

OUR PRINCIPAL  STOCKHOLDERS  HAVE SIGNIFICANT  VOTING POWER AND MAY TAKE ACTIONS
THAT MAY NOT BE IN THE BEST INTEREST OF OTHER STOCKHOLDERS.

            Our  officers,   directors  and   principal   stockholders   control
approximately  29.2%  of  our  currently  outstanding  common  stock.  If  these stockholders act together,  they may be able to exert  significant  control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely  affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS FOR THE FORESEEABLE  FUTURE,  AND THE
LACK OF DIVIDENDS MAY HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE.

            We have never declared or paid any cash  dividends or  distributions on our  capital  stock.  We  currently  intend to retain our future  earnings to support  operations and to finance  expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

            CAUTIONARY   LANGUAGE  REGARDING   FORWARD-LOOKING   STATEMENTS  AND
INDUSTRY DATA

            Some of the statements under "Cautionary  Statements,"  "Description
of  Business"   and  elsewhere  in  this  Report   constitute   "forward-looking
statements" that involve risks and  uncertainties,  many of which are beyond our control.  Our actual  results could differ  materially  and adversely from those anticipated in such  forward-looking  statements as a result of certain factors, including those set forth below and elsewhere in this Report.

                                       24

            All statements,  other than statements of historical facts, included in this Report regarding our strategy,  future operations,  financial  position, estimated revenue or losses, projected costs, prospects and plans and objectives of management  are  forward-looking  statements.  When used in this Report,  the words "will," "may," "believe,"  "anticipate,"  "intend,"  "estimate," "expect,"
"project,"   "plan"  and   similar   expressions   are   intended   to  identify
forward-looking statements,  although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this Report. We are under no duty to update any forward-looking statements or other information contained in this Report. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking  statements in this Report are reasonable,  we cannot assure
stockholders   and  potential   investors   that  these  plans,   intentions  or
expectations  will be achieved.  We disclose  important factors that could cause our actual results to differ materially from our expectations  under "Cautionary
Statements" and elsewhere in this Report.  These cautionary  statements  qualify all  forward-looking  statements  attributable  to us or  persons  acting on our behalf.

                                       25

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES AFTER THE MERGER

            The following table sets forth information  regarding the members of our board of directors and our executive  officers.  Harvey W. Schiller,  Ph.D.,
Per-Olof  Loof,  Daniel L.  Burstein,  and Ronald M. Starr became  directors and officers on June 24, 2005,  the closing  date of our reverse  merger and private offering transactions.  John P. Bujouves was subsequently appointed to the board of directors on June 27, 2005.  All directors  hold office until the next annual meeting of shareholders and the election and  qualification of their successors.
Officers  are  elected  annually  by the  board of  directors  and  serve at the discretion of the board.

           NAME                        AGE     POSITION
           ----                        ---     --------

           Harvey W. Schiller, Ph.D.    65     Chairman of the Board of Directors
                                               and Chief Executive Officer

           Per-Olof Loof                54     Vice Chairman of the Board of
                                               Directors

           Jeffrey O. Nyweide           49     Chief Financial Officer, Executive
                                               Vice President-Corporate Development
                                               and Secretary

           Daniel L. Burstein           51     Director

           Ronald M. Starr              36     Director

           John P. Bujouves             43     Director

           Neil C. Livingstone, Ph.D.   58     Chief Executive Officer and
                                               Secretary of GlobalOptions, Inc.

           Thomas P. Ondeck             58     President of GlobalOptions, Inc.

            The  principal  occupations  for the past five years  (and,  in some instances,  for  prior  years)  of each of our  directors  and  officers  are as follows:

            HARVEY  W.  SCHILLER,  PH.D.,  had  been  Chairman  of the  Board of
Directors of  privately-held  GlobalOptions  since February 2004, and became our
Chairman and Chief Executive Officer on June 24, 2005. Mr. Schiller oversees our
New York office with a focus on our strategy and new business development. Prior to joining  GlobalOptions  Dr. Schiller served as Chairman of Assante U.S. Prior to joining Assante,  he was Chairman and Chief Executive  Officer of YankeeNets.
His previous  experience  includes President of Turner Sports,  Inc.,  Executive
Director  and  Secretary  General of the United  States  Olympic  Committee  and
Commissioner of the Southeastern Conference.  Prior to joining the United States
Olympic  Committee,  Dr.  Schiller  served  for more than 25 years in the United
States  Air  Force,  achieving  the  rank of  Brigadier  General.  Dr.  Schiller currently is acting  Chairman of the  Management  Committee  for New York City's
2012 Olympic Bid  Committee in addition to several  national  organizations  and corporate  boards.  Dr.  Schiller  is a partner in The  QuanStar  Group,  LLC, a management consulting firm in New York.

            PER-OLOF  LOOF had been Vice  Chairman of the Board of  Directors of privately-held  GlobalOptions since August 2004, and became our Vice Chairman on
June 24, 2005.  Mr. Loof is also the Chief  Executive  Officer and a Director of
Kemet  Corporation,  a  standardized-components  supplier in  Greenville,  South
Carolina. Mr. Loof has significant experience in acquisition integration efforts through past  positions at  Sensormatic  Electronics  Corporation,  where he was
President and Chief  Executive  Officer from 1999 until its  acquisition by Tyco
International,  Ltd.  in 2001.  Prior to  Sensormatic,  Mr. Loof was Senior Vice

                                       26

President at NCR Corporation and Chief Executive  Officer of AT&T ISTEL. He also worked for 12 years at Digital Equipment  Corporation as Vice President of Sales
and Marketing. Mr. Loof is a partner in The QuanStar Group, LLC.

            JEFFREY O. NYWEIDE had been Chief  Financial  Officer and  Executive
Vice President-Corporate Development of privately-held GlobalOptions since April
2003,  and became our Chief  Financial  Officer,  Executive  Vice  President  of
Corporate  Development  and Secretary on June 24, 2005.  Mr.  Nyweide has been a successful  entrepreneur  and  executive for the past 20 years.  Before  joining
GlobalOptions  Mr.  Nyweide was a Venture  Partner  with  Millennium  Technology
Ventures,  L.P., a New York-based  venture capital firm. Mr. Nyweide  co-founded two United States-based  technology  companies;  from 1987 to 2000 he co-founded and then grew Dataware  Technologies,  Inc., a software and services company, as
Director,  President and Chief Operating Officer and took the company public. In
1995, he helped found Northern Light Technology LLC. Mr. Nyweide has significant experience in mergers and acquisitions,  finance, and operations as well as with establishing  international business in Europe and Asia from prior experience as a founder and managing director of Quantum Management in Greenwich,  Connecticut and Munich,  Germany.  In this role he worked with  European  and United  States investment banks and corporations  developing merger and acquisition  strategies as well as  strategic  alliances.  His previous  experience  in the services and solutions business also includes sales, marketing and operating experience as an executive  with The  Service  Bureau  Company,  a  subsidiary  of  Control  Data
Corporation, in Chicago, Atlanta and Greenwich.

            DANIEL  L.   BURSTEIN   had  been  a  director   of   privately-held
GlobalOptions since November 1998, and became a member of our Board of Directors on June 24, 2005.  Since January 2000,  Mr.  Burstein has served as the Managing
Partner of Millennium Technology Ventures Advisors,  LLC, the general partner of
Millennium  Technology Ventures,  L.P., a venture capital fund currently focused on  late  stage  and  post-public  technology  investments.  Prior  to  founding
Millennium,  Mr.  Burstein  served as Chief  Investment  Officer  for PS Capital
Holdings,  L.P.  and  PS  Capital  Ventures,  L.P.,  the  predecessor  funds  of
Millennium.  From 1989 to March 2000, Mr.  Burstein  served as senior advisor at
The  Blackstone  Group, a private  merchant bank. Mr.  Burstein is the author of five books on new technology  trends and global economic issues,  including Road
Warriors,  a 1995 book about the birth of digital  media and the  Internet.  Mr.
Burstein  has been a forum fellow at the World  Economic  Forum in Davos and has been honored many times for his books and  journalistic  work,  including awards from the Overseas Press Club and Sigma Delta Chi.

            RONALD M. STARR had been a director of privately-held  GlobalOptions since  November  1998, and became a member of our Board of Directors on June 24,
2005.  Mr.  Starr is currently a Managing  Director at Starr & Company,  LLC, an accounting  and business  management  firm for high net worth  individuals.  Mr.
Starr is a former  General  Partner of Millennium  Technology  Ventures,  L.P. a
venture capital fund focusing on technology and Internet-related  companies, and is the Chief Financial  Officer and General Counsel of the venture capital funds
PS Capital Holdings,  L.P. and PS Capital Ventures,  L.P., where his duties have included  negotiating and  structuring  the funds' venture capital  investments.
Prior to working  at  Millennium  Technology  Ventures,  PS Capital  and Starr &
Company,  Mr. Starr was an attorney in the tax department at Proskauer Rose LLP, a New York City law firm.  Mr. Starr  received a B.A.  degree in Economics  from
Tufts University and a J.D. degree from New York University School of Law.

            JOHN P.  BUJOUVES  became a member of our Board of Directors on June
27, 2005. Mr. Bujouves is the President of Bayshore Asset  Management  Inc., and
the Chief  Executive  Officer of Integris Funds Limited,  a Cayman Islands based mutual fund company.  Mr. Bujouves is a director  Nationwide Credit Inc., one of the ten largest  account  receivable  companies  in the United  States.  He also serves  as  Chairman  of  Globacor  Capital  Inc.,  a  Canadian  private  equity investment firm,  Bayshore Bank & Trust Corp., one of Barbados'  largest private banks, and the Ontario Arthritis Society. Mr. Bujouves' past experiences include

                                       27

directing  CIBC's  International  Private  Banking  group  in  Canada,  where he provided leadership and technical  expertise to a professional  consulting group on the uses of  international  banking  and trust  services.  Prior to that,  as
Managing  Partner for Royal Trust  International,  Mr.  Bujouves  launched Royal
Trust Corporation's first two locations in the United States.

KEY EMPLOYEES

            NEIL C.  LIVINGSTONE,  PH.D.,  has been Chief  Executive  Officer of
GlobalOptions  since  November  1998.  Dr.  Livingstone  has spent more than two decades  advising  clients  regarding  a wide  array of  difficult  and  complex problems  ranging from the  prevention  of  industrial  espionage to  conducting
internal  investigations,   suppressing  the  theft  of  intellectual  property,
advising  corporations  on political and economic  risks,  protecting  corporate leaders and  celebrities,  and recovering  hostages and kidnap victims.  He is a familiar  face  on  the  nation's  newscasts  as  a  commentator  on  terrorism, intelligence,  and other national  security issues. A veteran of more than 1,000
television  appearances  and  the  author  of  nine  books  on  terrorism,   Dr.
Livingstone has delivered nearly 500 major addresses,  both in the United States and abroad, including appearances before the Congress of the United States.

            THOMAS P. ONDECK has been President of  GlobalOptions  since January
1999,  where he heads  multi-disciplinary  crisis  management teams comprised of investigatory,  legal,  government relation and public relations experts. He has dealt with national and  international  crises,  including  assisting  companies besieged by activist and hate groups,  plaintiffs' product liability  litigation campaigns,  the financial impact of violence in Southeast Asia,  threats against multinational  businesses  by organized  criminal  elements in the former Soviet
Union,  extortive  litigation  involving  misuse of the United States civil RICO statute by business  competitors and asset looting in Latin America.  Mr. Ondeck also heads our  investigations  and business  intelligence  practice  areas.  He supervises our litigation support investigations for law firms. In so doing, Mr.
Ondeck's substantial  experience as a litigator enables him to quickly reach the core of clients' investigative needs, and ensure that their needs are fully met.
Mr.  Ondeck  also  spearheads  our  investigative   services  for  corporations,
including   due  diligence   investigations   in   connection   with   corporate
acquisitions,  and internal  corporate  investigations  into potential  theft of assets,  identity  misrepresentation  and fraud.  Mr.  Ondeck was  previously  a partner in two  international law firms and served in the White House as an aide to former President Richard M. Nixon.

ADVISORY BOARDS

            In addition to our  management  team, we utilize a group of advisors to provide  assistance  with  corporate and  governmental  contacts,  as well as business development.  Our senior advisory board and business advisory board are expected to meet with both  management  and the Board of Directors at least four times a year.

            Our  current   senior   advisory   board   includes  the   following
individuals:

            FRANCES  J.  COOK,  former  Ambassador  to  Burundi  in 1980 and the youngest  career  officer ever to occupy that  position;  former  Ambassador  to
Cameroon;  former  Ambassador  to the  Sultanate  of Oman and the  first  female
Ambassador  from any  country  in the  Arabian  Gulf;  former  Deputy  Assistant
Secretary of State for Refugee  Programs  (1986);  and former  Deputy  Assistant
Secretary of State for  Political-Military  Affairs (1993). She currently serves as an international business consultant in Washington, D.C.

            ADMIRAL WILLIAM CROWE, former United States Ambassador to the United
Kingdom; former Commander of the United States Naval Forces in the Persian Gulf;
former Commander of NATO (North Atlantic Treaty Organization) forces in Southern
Europe;  and  President  Reagan's  Chairman  of the  Joint  Chiefs  of Staff and
Chairman of the President's Foreign Intelligence Advisory Board.

                                       28

            HONORABLE  ROBERT L.  LIVINGSTON,  former  House  Member (18 years);
former  Chairman  of the  Appropriations  Committee;  and  elected  to  serve as
Speaker-Designate  for the 106th  Congress,  but retired in 1999.  After leaving office, he established the Livingston Group, a top government  relations company in Washington,  D.C. Former  Assistant United States Attorney from 1970 to 1973;
former  Deputy Chief of the Criminal  Division of the United  States  Attorney's
Office;  former Chief  Special  Prosecutor;  former  Chief of the Armed  Robbery
Division of the Orleans  Parish  District  Attorney's  Office;  and former Chief
Prosecutor  for the  Organized  Crime Unit of the Louisiana  Attorney  General's
Office.

            SIR RICHARD  NEEDHAM,  former United Kingdom  Minister for Trade and
Industry;  former Minister in Northern  Ireland for Health and Social  Security,
Transport, Energy, Employment, Trade & Industry, and Environment;  former Member of Parliament for Chippenham. Sir Richard Needham is now involved in a number of businesses,  including  as Deputy  Chairman of Dyson  Appliances  Ltd. He is the
author of "Honorable Member" and "Battling for Peace."

            HONORABLE WILLIAM S. SESSIONS, former Director of the Federal Bureau of  Investigation;  former  Chief of the  Government  Operations  Section of the
Department  of  Justice;  and former  United  States  Attorney  for the  Western
District  of  Texas.  Currently  serves  on the Texas  Anti-Crime  and  Homeland
Security Task Force.

            RODNEY  SLATER,  former United States  Secretary of  Transportation;
former head of the Federal Highway Administration; former Director of Government
Relations at Arkansas State University;  former Executive Assistant for Economic and Community Programs for then-Governor Bill Clinton; former Governor's Special
Assistant  for  Community  and  Minority  Affairs;   former  Assistant  Attorney
General-Litigation Division of the Arkansas State Attorney General's Office; and
former chairman of the Arkansas State Highway Commission.  Mr. Slater joined the law firm  Patton  Boggs LLP in 2001 as a partner in its public  policy  practice group, and head of its transportation practice group in Washington, D.C.

            HONORABLE  WILLIAM  H.  WEBSTER,  former  Director  of  the  Central
Intelligence  Agency  (1987-91);  former  Director  of  the  Federal  Bureau  of
Investigation (1978-87);  former United States Attorney for the Eastern District of Missouri; former member of the Missouri Board of Law Examiners;  former judge of the United States  District Court for the Eastern  District of Missouri;  and
former judge of the United States Court of Appeals for the Eighth Circuit. Judge
Webster was awarded the Presidential  Medal of Freedom and the National Security
Medal.

            HONORABLE  R.  JAMES  WOOLSEY,   former   Director  of  the  Central
Intelligence  Agency  (1993-95);  former  member of the National  Commission  on
Terrorism;  former Undersecretary of the Navy; and former General Counsel to the
United States Senate Committee on Armed Services.

            Our  current   business   advisory   board  includes  the  following
individuals:

            ARNOLD BURNS,  former  Associate and Deputy Attorney  General in the
United States  Department of Justice.  Mr. Burns is the Chairman of The QuanStar
Group, LLC.

            JAMES  CANNAVINO,  former  President and Chief Executive  Officer of
Perot  Systems  Corporation;  32  years  with  International  Business  Machines
Corporation in strategy  positions.  Mr.  Cannavino is a partner in The QuanStar
Group, LLC.

            HAROLD  CHEFITZ,  former head of  healthcare  investment  banking at
Prudential  Securities  Incorporated and Boles, Knop & Company, LLC. Mr. Chefitz
is a partner in The QuanStar Group, LLC.

                                       29

            SANFORD CLIMAN,  Managing  Director of Entertainment  Media Ventures
LLC.

            ELLIOTT H. COLE,  Partner,  Patton Boggs LLP, a Washington  D.C. law
firm; trustee of Boston University.

            MARK SIRANGELO,  Founder and Chief Executive Officer of The QuanStar
Group, LLC; former senior officer at Natexis Bleichroeder Inc.

            ALLAN TESSLER,  former Chairman and Chief Executive  Officer of JNet
Enterprises,  Inc.;  former  Co-Chief  Executive  Officer  of Data  Broadcasting
Corporation. Mr. Tessler is a partner in The QuanStar Group, LLC.

MEETINGS OF OUR BOARD OF DIRECTORS

            Our  board of  directors  held no  meetings  during  the year  ended
December 31, 2004.

BOARD COMMITTEES

            AUDIT  COMMITTEE.  We intend to establish an audit  committee of the board of  directors,  which will  consist of  independent  directors.  The audit committee's  duties  would  be to  recommend  to  our  board  of  directors  the engagement  of  independent  auditors to audit our financial  statements  and to review our accounting and auditing principles.  The audit committee would review the  scope,  timing  and fees for the  annual  audit  and the  results  of audit
examinations   performed  by  the  internal  auditors  and  independent   public
accountants, including their recommendations to improve the system of accounting and  internal  controls.  The audit  committee  would at all  times be  composed exclusively of directors who are, in the opinion of our board of directors, free from any  relationship  which would  interfere  with the exercise of independent judgment as a committee  member and who possess an  understanding  of  financial statements and generally accepted accounting principles.

            COMPENSATION  COMMITTEE.  We  intend  to  establish  a  compensation committee of the board of directors. The compensation committee would review and approve our salary and benefits  policies,  including  compensation of executive
officers.   The   compensation   committee   would  also   administer  our  2004
Non-Statutory  Stock Option Plan and, when adopted,  our 2005 Stock Option Plan, and recommend and approve grants of stock options under both plans.

DIRECTOR COMPENSATION

            Each member of our board of  directors  will receive an annual stock option or restricted  stock grant,  plus additional  stock options or restricted stock for each  board  meeting  and each  meeting of a  committee  of which such director is a member  attended in person.  All stock options will be exercisable at the then prevailing market price on the date of grant. We have not determined the exact number of options to be granted in accordance with this plan. No other fees will be paid to members of our board.  Before June 24, 2005,  our directors were not compensated for their services as directors.

                                       30

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

            No executive  officer,  present  director,  proposed director or any
member  of  these   individuals'   immediate  families  or  any  corporation  or
organization  with whom any of these  individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

FAMILY RELATIONSHIPS

            There are no family  relationships among our directors and executive officers.

LEGAL PROCEEDINGS

            As of the date of this Report,  there is no material  proceeding  to which any of our directors,  executive officers, affiliates or stockholders is a party adverse to us.

EXECUTIVE COMPENSATION

            The following Summary  Compensation  Table sets forth, for the years indicated,  all cash  compensation  paid,  distributed  or accrued for services, including  salary and bonus  amounts,  rendered  in all  capacities  by Creative
Solutions' and  GlobalOptions'  chief executive  officer and all other executive officers  who  received  or are  entitled to receive  remuneration  in excess of
$100,000 during the stated periods.

                                       31

                           SUMMARY COMPENSATION TABLE

                                                   Annual                     Long-term
                                                Compensation                Compensation
                                          ---------------------------------------------------
                                                                        Awards      Payouts
                                                                      -----------------------
                                                                       Securities
                                                                       Underlying     LTIP      All Other
                                Fiscal      Salary          Bonus       Options/     Payouts   Compensation
Name and Principal Position      Year        ($)             ($)         SARs (#)      ($)         ($)
------------------------------------------------------------------------------------------------------------

Carla L. Santia (1)              2004     $  43,465          --            --          --          --
Former President, Secretary,     2003     $  96,997          --            --          --          --
CEO, CFO, Chief Accounting       2002          --            --            --          --          --
Officer and Chairwoman

Harvey W. Schiller, Ph.D         2004       180,762          --       2,000,000        --
Chairman and Chief Executive     2003          --            --            --          --
Officer(2)                       2002          --            --            --          --

Neil C. Livingstone, Ph.D        2004       270,000        50,000       200,000        --
Chief Executive Officer(3)       2003       260,000       175,000       200,000        --
                                 2002       250,000          --         600,000        --

Thomas P. Ondeck                 2004       259,632        50,000       200,000
President(4)                     2003       250,016       175,000       200,000
                                 2002       240,000          --         600,000

Jeffrey O. Nyweide               2004       300,000          --          25,000        --
Chief Financial Officer and      2003       225,000          --            --          --
Executive Vice President         2002       225,000          --            --          --

------------------

(1)      Ms. Santia  joined the  predecessor  to Creative  Solutions in 1998 and resigned as an officer and  director of Creative  Solutions on June 24,
         2005.

(2)      Dr. Schiller was appointed  Chairman and Chief Executive Officer of our company on June 24, 2005, in connection with the closing of the merger.

(3)      Dr.  Livingstone  is the  Chief  Executive  Officer  and  Secretary  of
         GlobalOptions.

(4)      Mr. Ondeck is the President of GlobalOptions.

OPTIONS/SAR GRANTS AND FISCAL YEAR END OPTION EXERCISES AND VALUES

            In April 2004, the board of directors and  stockholders  of Creative
Solutions adopted our 2004 Non-Statutory  Stock Option Plan.  Creative Solutions
made no stock option or SAR grants in the last fiscal year.  GlobalOptions Group intends to assume all of GlobalOptions'  obligations under its outstanding stock options and intends to reserve  6,500,000 shares of  GlobalOptions  Group common stock for stock options issuable under a proposed 2005 Stock Option Plan. At the time of the merger,  GlobalOptions  had  outstanding  stock  options to purchase
4,450,721 shares of common stock,  which  outstanding  options will become stock options to purchase  2,618,071  shares of common stock of  GlobalOptions  Group, after giving effect to the merger exchange ratio.

                                       32

EMPLOYMENT AND CONSULTING AGREEMENTS

            Prior to the closing of the  merger,  GlobalOptions  had  employment agreements with Harvey W. Schiller,  Ph.D., its executive Chairman of the Board,
Neil C. Livingstone,  Ph.D., its Chief Executive Officer,  and Thomas P. Ondeck,
its President.  Following the closing of the merger,  we assumed Dr.  Schiller's employment  agreement.  Following the closing of the merger, Dr. Livingstone and
Mr. Ondeck continued in their current positions with  GlobalOptions,  which is a wholly-owned subsidiary of our company.

            Dr. Schiller entered into an employment agreement with GlobalOptions in January  2004,  which  extends  through  January  2007,  subject to automatic one-year  extensions  unless either party provides  notice to the other party of its intention not to renew the agreement. The employment agreement provides that
Dr.  Schiller  will  devote a  substantial  amount of his  business  time to the business.  The  employment  agreement  provides  for an  annual  base  salary of
$200,000  with annual  merit  increases  to be  determined  by the  Compensation
Committee of the Board of Directors,  and an annual bonus of at least four times his base salary, payable in cash, equity or a combination thereof, as determined by the Compensation Committee of the Board of Directors based on mutually-agreed objectives  established at the beginning of each annual period.  In the event of death or disability, Dr. Schiller (or his estate) will be entitled to salary and pro rata bonus  until  termination,  and 90 days from  termination  to  exercise vested options; unvested options will be forfeited. If terminated for cause, Dr.
Schiller  will  forfeit  all  unexercised  options.  In the event  Dr.  Schiller terminates  for good reason or the  employment  agreement is terminated  without cause,  50% of his unvested  stock options will vest and all vested options will remain  exercisable  for a period of 90 days from  termination.  The  employment agreement  contains  non-compete and  non-solicitation  provisions for 12 months following  termination,  as well confidentiality  provisions.  In the event of a change of control of the  company,  the  employment  agreement  provides for the vesting of all unvested options.

            Dr. Schiller's  employment agreement was assigned to us effective as of June 27, 2005. With the successful consummation of the merger, we have agreed
to  assume  all  of  GlobalOptions's   rights  and  responsibilities  under  the
employment agreement.  Pursuant to the assignment,  the following modifications, among others, were made to the employment  agreement:  (i) Dr. Schiller's salary was  increased  to the annual rate of $300,000  retroactive  to January 1, 2005,
(ii) all 2,010,500 of Dr.  Schiller's stock options in GlobalOptions  (1,182,647 options in our company  post-merger) were confirmed to vest immediately upon the consummation of the merger,  (iii) Dr.  Schiller agreed to forego  receiving any
2005 annual  bonus that he is entitled to under the  employment  agreement,  and
(iv) we and Dr.  Schiller  agree to negotiate  in good faith bonus  arrangements after December 31, 2005.

            Dr. Livingstone and Mr. Ondeck entered into employment agreements in
January 2002, which extend through January 2007,  subject to automatic  one-year extensions  unless  either  party  provides  notice  to the  other  party of its intention not to renew the agreement.  Dr.  Livingstone  and Mr. Ondeck serve as
Chief  Executive  Officer and  President,  respectively,  of  GlobalOptions  and perform such other  duties and  responsibilities  as the Board of Directors  may assign,  and  will  devote  their  full  business  time  to  GlobalOptions.  The employment  agreements provide for annual base salaries of $260,000 and $250,000 for Dr.  Livingstone and Mr. Ondeck,  respectively,  and annual bonuses based on goals  mutually  established  with the  Compensation  Committee  of the Board of
Directors.  Under the employment agreements,  GlobalOptions  maintains "key-man"
life  insurance  policies on the lives of each  executive  with a face amount of
$500,000.   The   employment   agreements   may  be  terminated   for  cause  by
GlobalOptions,  upon the death or disability of the executive,  or upon 30-days'
notice by either party.  In the event  GlobalOptions  terminates  the employment agreements  without  cause,  it is required to pay the  executives the lesser of their  compensation  and  benefits  for 12 months or the  remaining  term of the

                                       33

agreement.  The employment  agreements contain non-compete and  non-solicitation provisions  for 12  months  following  termination,  as well as  confidentiality provisions.

            During  2004,  the  aggregate   amount  of   compensation   paid  by
GlobalOptions to its executive officers as a group was $1,141,632.

2004 NON-STATUTORY STOCK OPTION PLAN

            In April 2004, the board of directors and  stockholders  of Creative
Solutions  adopted and  approved the 2004  Non-Statutory  Stock Option Plan (the
"2004 Plan"),  which  provided for grants of  non-statutory,  or  non-qualified, stock  options  to  purchase  up  to  1,500,000  shares  of  our  common  stock.
Non-qualified  stock  options do not meet certain  requirements  of the Internal
Revenue   Service  as  compared  to  incentive  stock  options  which  meet  the requirements of Section 422 of the Internal Revenue Code.  Nonqualified  options have  two  disadvantages  compared  to  incentive  stock  options.  One is  that recipients  have to report  taxable  income at the time that they  exercise  the option  to  buy  stock,  and  the  other  is  that  the  income  is  treated  as compensation,  which is taxed at higher rates than long-term  capital gains. The principal terms of the 2004 Plan are summarized below.

            The purpose of the 2004 Plan is to provide  directors,  officers and employees of, as well as consultants,  attorneys and advisors to our company and our  subsidiaries,  if any,  with  additional  incentives  by  increasing  their ownership  interest in our  company.  The board of directors  believes  that our policy  of  granting  stock  options  to such  persons  will  provide  us with a potential critical advantage in attracting and retaining  qualified  candidates.
In addition, the 2004 Plan is intended to provide us with maximum flexibility to compensate  plan  participants.  We  believe  that such  flexibility  will be an integral  part of our policy to  encourage  employees,  non-employee  directors, consultants,  attorneys  and  advisors  to  focus  on the  long-term  growth  of stockholder value. The board of directors believes that important  advantages to our company are gained by an option program such as the 2004 Plan which includes incentives  for  motivating  our  employees,  while at the same time promoting a
closer  identity  of  interest  between   employees,   non-employee   directors,
consultants, attorneys and advisors on the one hand, and the stockholders on the other.

            Directors,  officers  and other  employees  of our  company  and our subsidiaries  are eligible to participate in the 2004 Plan.  Options in the form of  non-qualified  stock  options may also be granted to  directors  who are not employed by us and consultants,  attorneys and advisors to us providing valuable services to us and our subsidiaries. In addition, individuals who have agreed to become an employee of,  director of or an attorney,  consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual  employment,  directorship  or  attorney,  advisor  and/or  consultant status.  The 2004 Plan provides for the issuance of non-qualified  stock options only,  which are not intended to qualify as "incentive stock options" within the meaning of Section  422 of the  Internal  Revenue  Code,  as  amended.  Further, non-qualified  stock options have two disadvantages  compared to incentive stock options in that  recipients of  non-qualified  stock options must report taxable income at the time of option exercise and income from is treated as compensation which is taxed at higher rates than long-term capital gains.

            Our  board  of  directors   or  a   compensation   committee   (once
established)  will  administer  the 2004 Plan with the  discretion  generally to determine the terms of any option grant,  including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.
Notwithstanding  this  discretion  (i) the term of any  option may not exceed 10 years and (ii) an option will terminate as follows:  (a) if such  termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months  thereafter;  and

                                       34

(c) if such  termination  is for cause (as  determined by the board of directors and/or compensation committee), such options shall terminate immediately. Unless otherwise  determined by the board of directors or compensation  committee,  the exercise  price per share of common stock subject to an option shall be equal to no less than 10% of the fair market  value of the common  stock on the date such option is granted.  No NSO shall be assignable or otherwise  transferable except by will or the laws of  descent  and  distribution  or  except as  permitted  in accordance with SEC Release No. 33-7646 as effective April 7, 1999.

            The 2004 Plan may be amended,  altered,  suspended,  discontinued or terminated  by the board of  directors  without  further  stockholder  approval, unless such  approval is required by law or regulation or under the rules of the stock exchange or automated  quotation  system on which the common stock is then listed or quoted.  Thus,  stockholder  approval will not necessarily be required for  amendments  which  might  increase  the  cost of the 2004  Plan or  broaden eligibility  except that no  amendment or  alteration  to the 2004 Plan shall be made without the approval of stockholders which would:

            o    decrease the option price (except as provided in paragraph 9 of the 2004 Plan) or change the  classes  of persons  eligible  to participate in the 2004 Plan, or

            o    extend the option period, or

            o    materially   increase  the  benefits   accruing  to  2004  Plan
                 participants, or

            o    materially   modify   2004   Plan   participation   eligibility
                 requirements, or

            o    extend the expiration date of the 2004 Plan.

            Unless otherwise indicated the 2004 Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to non-qualified  stock options then  outstanding,  which shall  remain in effect until they have  expired or been  exercised.  No options have been issued or are outstanding under the 2004 Plan as of December 31, 2004.

2005 STOCK OPTION PLAN

            GlobalOptions   Group  intends  to  assume  all  of   GlobalOptions'
obligations under its outstanding stock options and intends to reserve 6,500,000 shares of  GlobalOptions  Group common stock for stock options  issuable under a proposed  2005 Stock Option Plan (the "2005  Plan").  At the time of the merger,
GlobalOptions  had  outstanding  stock options to purchase  4,450,721  shares of common stock,  which  outstanding  options will become stock options to purchase
2,618,071 shares of common stock of GlobalOptions  Group, after giving effect to the merger exchange  ratio.  Following is a summary of the proposed terms of the
2005 Plan.

            The purpose of the 2005 Plan will be to attract, retain and motivate key employees,  directors and, on occasion,  consultants, by providing them with stock options. Stock options granted under the 2005 Plan may be either incentive stock options,  as defined in Section 422A of the Internal Revenue Code of 1986,
or non-qualified  stock options. We intend to reserve 6,500,000 shares of common stock for issuance under the 2005 Plan.

            The 2005 Plan will be administered by the Compensation  Committee of the Board of  Directors,  or by the Board of Directors as a whole.  The Board of
Directors  will have the  power to  determine  the  terms of any  stock  options granted under the 2005 Plan,  including the exercise price, the number of shares subject to the stock option and  conditions of exercise.  Stock options  granted under the 2005 Plan will generally be not  transferable  and will be exercisable during the lifetime of the optionee only by such optionee. The exercise price of

                                       35

all incentive  stock options  granted under the 2005 Plan must be at least equal to the fair market value of the shares of common stock on the date of the grant.
With respect to any participant  who owns stock  possessing more than 10% of the voting power of all classes of the company's  stock,  the exercise  price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            GlobalOptions is a party to an advisory  agreement with The QuanStar
Group, LLC, pursuant to which QuanStar renders strategic and consulting services to  GlobalOptions,  particularly in the areas of corporate finance and strategic acquisitions.  In  addition  to paying  QuanStar a monthly  retainer of $15,000,
GlobalOptions issued QuanStar a warrant to purchase 300,000 shares of its common stock and has agreed to pay QuanStar  certain success and  performance  fees for future acquisitions and financings. No such fees were due in connection with the merger or the private  offering.  The advisory  agreement was entered into as of
August  2004 and has an initial  term of 24 months  renewing  automatically  for successive  one-year periods,  unless terminated by either party.  GlobalOptions has also issued a $250,000 convertible note to QuanStar.  QuanStar converted its convertible  note  into  shares of common  stock of  GlobalOptions  prior to the closing of the private  offering.  QuanStar  received  615,215  shares of common stock in connection with the conversion. Harvey W. Schiller, Ph.D., our Chairman and Chief Executive Officer,  and Per-Olof Loof, our Vice Chairman of the Board,
are partners in QuanStar.  In addition,  on our current business  advisory board are Arnold  Burns,  Chairman  of  QuanStar,  Mark  Sirangelo,  Founder and Chief
Executive  Officer of QuanStar,  and James  Cannavino,  Harold Chefitz and Allan
Tessler, partners in QuanStar.

            Prior to the merger,  we had our  principal  offices  located at 32C
Hadley Village Road, South Hadley,  Massachusetts in office space provided to us by Carla L.  Santia,  our  former  President  and Chief  Executive  Officer  and
Director, at no cost. There was no written lease agreement.

            From time to time, Ms. Santia made short-term interest-free advances to us. No amounts were outstanding at December 31, 2004 or 2003. During 2004 and
2003,  loans  amounted to $33,403 and $11,900,  respectively,  all of which have been fully repaid.

            Upon   incorporation  in  April  2004,   Creative  Solutions  issued
5,633,000  shares of common stock to Ms.  Santia,  and 60,000  shares to Mary E.
Lawler, our former Treasurer and Director, all valued at $.001 per share and all in exchange for the business of Carla Santia & Associates.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

THE PRIVATE PLACEMENT

            In connection with the merger, we completed the closing of a private placement of a total of 7,500 units,  each unit  consisting  of one share of our series  A  convertible  preferred  stock,  par  value  $.001  per  share,  and a detachable,  transferable  warrant to purchase  shares of our common stock, at a purchase price of $1,000 per unit, to accredited investors pursuant to the terms of a  Confidential  Private  Offering  Memorandum,  dated  April  18,  2005,  as supplemented.  Each share of series A preferred  stock is initially  convertible into 500 shares of common stock at any time. Each warrant entitles the holder to purchase  125  shares of common  stock at an  exercise  price of $2.50 per share through June 24, 2009,  subject to certain  redemption  provisions.  We received gross proceeds from the private placement of $7,500,000.

            The private placement was made solely to "accredited  investors," as that term is defined in Regulation D under the Securities  Act of 1933.  None of the units,  warrants  or the series A preferred  stock,  or shares of our common

                                       36

stock  underlying such  securities  were registered  under the Securities Act of
1933, or the securities laws of any state, and were offered and sold in reliance on the exemption  from  registration  afforded by Section 4(2) and  Regulation D
(Rule 506) under the  Securities  Act of 1933 and  corresponding  provisions  of state securities laws, which exempts transactions by an issuer not involving any public offering.

            We  expect  to use a  significant  portion  of net  proceeds  of the private placement for acquisition  funding. A lesser portion of the net proceeds will be used for general and  administrative  expenses  including SEC compliance and related costs, sales and marketing, and capital marketing initiatives.

            We  believe  that  the  net  proceeds  from  the  private  placement available  for our working  capital will be  sufficient to sustain our operating expenses  for  approximately  9 to 12 months  after the  initial  closing of the private  placement.  We may  need  to  seek  additional  sources  of  financing, including equipment  financing and debt and equity financing,  within the next 9 to 12 months,  depending on the  availability of cash flow at that time, and our success in further identifying and closing  acquisitions.  Any additional equity
financing  will  result  in  dilution  to  the   percentage   ownership  of  our
stockholders.  There is no assurance  that we will be able to obtain  additional financing  when it is  needed,  or that such  financing,  if  available,  can be obtained on terms favorable to us and our stockholders.

            Brookshire  Securities  Corporation  served  as  placement  agent in connection with the private  placement.  The placement agent received a cash fee in the aggregate of $200,000,  four-year  warrants to purchase 150,000 shares of our common stock at an exercise price of $2.00 per share, and four-year warrants to purchase an additional 350,000 shares of common stock at an exercise price of
$2.50 per share on terms which are identical to those  warrants  included in the units.

            Verus  International Group served as advisor to GlobalOptions on the structuring and execution of the merger.  In connection with the  identification and structuring of the merger, and effective as of the closing of the merger, we paid Verus or its designees a stock fee equal to 145,000 shares of common stock, a warrant fee equal to 396,095  cashless  four-year  warrants  to  purchase  our common  stock  exercisable  at $2.00  per  share,  and a  warrant  fee  equal to
1,053,905  warrants to purchase our common stock  exercisable at $2.50 per share on terms which are identical to those warrants included in the units.

            Our placement  agent entered into a selected  dealer  agreement with
Starboard  Capital  Markets,  LLC, a registered  broker-dealers  for the sale of certain of the units.  Pursuant to the form of selected  dealer  agreement,  for units sold by the selected dealer which were received and accepted by us and the placement  agent,  Starboard  Capital received (i) a cash fee of $7,500 and (ii)
warrants to purchase  150,000  shares of our common  stock.  These  warrants are comprised  of (i)  warrants to purchase  42,000  shares of common  stock with an exercise  price equal to $2.00 per share,  exercisable  for a  four-year  period commencing on the date of issuance,  with cashless exercise  features,  and (ii)
warrants to purchase 108,000 shares of common stock with an exercise price equal to $2.50 per share, exercisable for a four-year period commencing on the date of issuance,  with features otherwise identical to the warrants sold in the private placement.  Starboard  Capital's  warrants have the same registration  rights as those  afforded to investors in the private  placement.  With regard to sales by
Starboard  Capital,  we reimbursed  in full the placement  agent for the cash or warrant fees that the placement agent paid to Starboard  Capital pursuant to the selected dealer agreement.

            We also paid actual, reasonable and necessary out-of-pocket expenses incurred by the placement agent and Verus at closing, including, but not limited to, legal, accounting, printing, delivery and travel costs, of $300,000.

                                       37

            We have agreed to engage  Verus for a period of 24 months  following the  closing of the merger  and  private  offering  to provide  capital  markets advisory  services to us at a monthly  rate of $10,000,  payable 50% in cash and
50% in common stock at the  then-current  market value.  The cash portion of the consulting  fee will be offset  directly  against  funds  set aside for  capital markets initiatives.

SERIES A CONVERTIBLE PREFERRED STOCK

            GENERAL.  The  following  description  of the  series A  convertible preferred  stock  is  qualified  in its  entirety  by  reference  to the form of
Certificate  of  Designation  fixing the rights,  powers and  privileges  of the series A  preferred  stock,  a copy of which is  attached  to this  Report as an exhibit.

            CONVERSION.  Holders of series A preferred stock will be entitled at any time to convert their shares of series A preferred  stock into common stock, without any further payment therefor.  Each share of series A preferred stock is initially  convertible  into 500 shares of common stock. The number of shares of common stock issuable upon conversion of the series A preferred stock is subject to adjustment upon the occurrence of certain events, including,  among others, a stock split, reverse stock split or combination of our common stock; an issuance of common stock or other securities of our company as a dividend or distribution on our common stock; a reclassification,  exchange or substitution of our common stock; or a capital  reorganization  of our company.  In the event that we issue any shares of common stock or common stock  equivalents in a private  placement, secondary offering or shelf offering for cash consideration at a price less than
$2.00 per share of common  stock,  the  conversion  rate will be that  number of shares of common  stock equal to $1,000  divided by the price per share at which we issue common stock (the "Denominator"),  but in no event will the Denominator be less than $.765 per share.

            VOTING RIGHTS.  Holders of series A preferred  stock are entitled to vote their shares on an  as-if-converted  to common  stock basis,  and will vote together  with the  holders of the common  stock,  and not as a separate  class.
Holders of series A  preferred  stock will also have any voting  rights to which they are entitled by law.

            LIQUIDATION  RIGHTS.  In the event of any  voluntary or  involuntary liquidation,  dissolution  or  winding-up  of our  company,  holders of series A preferred  stock  will be  entitled  to  receive  out of assets  of our  company available for distribution to our shareholders,  before any distribution is made to holders of our common stock, liquidating  distributions in an amount equal to
$1,000  per  share.  After  payment  of  the  full  amount  of  the  liquidating distributions to which the holders of the series A preferred stock are entitled, holders of the series A preferred stock will receive  liquidating  distributions pro rata with holders of common  stock,  based on the number of shares of common stock into which the series A preferred  stock is  convertible at the conversion rate then in effect.

            REDEMPTION.  The series A preferred  stock may not be redeemed by us at any time.

            DIVIDENDS.  Holders of series A preferred stock will not be entitled to receive any  dividends,  except to the extent that any dividends are declared on our common stock,  in which case holders of series A preferred  stock will be entitled to receive such dividends on an as-if-converted basis.

COMMON STOCK

            The holders of our common  stock are entitled to one vote per share.
Our certificate of  incorporation  does not provide for cumulative  voting.  The holders of common stock are entitled to receive ratably such dividends,  if any, as may be declared by the Board of  Directors  out of legally  available  funds.
However, the current policy of the Board of Directors is to retain earnings,  if any,  for  the  operation  and  expansion  of  our  company.  Upon  liquidation,

                                       38

dissolution  or  winding-up  of our  company,  the  holders of common  stock are entitled  to share  ratably  in all  assets of our  company  which  are  legally available for  distribution,  after payment of or provision for all  liabilities and the liquidation  preference of any outstanding series A preferred stock. The holders  of  common  stock  have  no  preemptive,  subscription,  redemption  or conversion  rights.  All outstanding  shares of common stock are, and the common stock reserved for issuance upon  conversion of the series A preferred stock and exercise of the warrants will be, when issued, fully-paid and non-assessable.

WARRANTS (SERIES A & B)

            Each  warrant,  of which  937,500  of the  Series A were  issued  to investors and  1,511,905 of the Series B were issued to the placement  agent and advisors,  entitles the holder thereof to purchase 125 shares of common stock at an exercise  price of $2.50 per share from the date of issuance until the fourth anniversary thereof. These warrants also share the following features:

            REDEMPTION.  We may call the warrants (i)  beginning 15 months after the closing of the private  placement,  or June 24,  2006,  at a rate of 25% per quarter if at any time during such  quarter the 30-day  trailing  average  stock price is greater than $4.00 per share.

            TRANSFER,  EXCHANGE AND EXERCISE. The warrants may be exercised upon surrender of the  certificate  therefor on or prior to the  expiration  date (as explained  below) at our  offices  with the form of  "Subscription  Form" on the reverse side of the warrant  certificate  filled out and executed as  indicated, accompanied  by payment (in the form of certified or cashier's  check payable to the  order of  GlobalOptions  Group,  Inc.) of the full  exercise  price for the number of warrants being exercised.

            ADJUSTMENTS.  In the event  that we issue any  shares of our  common stock or common stock equivalents  following in a private  placement,  secondary offering or shelf offering for cash consideration at a price less than $2.50 per share of common  stock,  (i) the number of shares of common stock for which each warrant is exercisable will be adjusted to equal that number which is the result of the  original  number of shares of common  stock for which  each  warrant  is exercisable  multiplied  by $2.50 and divided by the price per share at which we issue such common stock, but in no event will the denominator be less than $.765 per share, and (ii) the exercise price of each warrant shall be reduced to equal the  price  per  share at  which we issue  such  common  stock or  common  stock equivalents,  but in no event  will the  exercise  price be reduced to less than
$.765 per share. Additionally,  the warrants contain provisions that protect the holders thereof against  dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits, and other similar events.

WARRANTS (SERIES C)

            Each warrant,  of which  588,095 were issued to the placement  agent and advisors, entitles the holder thereof to purchase 125 shares of common stock at an  exercise  price of $2.00 per share  from the date of  issuance  until the fourth anniversary thereof. These warrants also share the following features:

            TRANSFER,  EXCHANGE AND EXERCISE. The warrants may be exercised upon surrender of the  certificate  therefor on or prior to the  expiration  date (as explained  below) at our  offices  with the form of  "Subscription  Form" on the reverse side of the warrant  certificate  filled out and executed as  indicated, accompanied  by payment (in the form of certified or cashier's  check payable to the  order of  GlobalOptions  Group,  Inc.) of the full  exercise  price for the number of warrants being exercised.  The holder may also alternatively  exercise these warrants on a cashless basis by surrendering  the warrant with an executed notice of cashless exercise  attached  thereto,  in which event we will issue to the  holder  the  number of shares of stock  determined  following  the  formula contained therein.

                                       39

            ADJUSTMENTS.  In the event  that we issue any  shares of our  common stock or common stock equivalents  following in a private  placement,  secondary offering or shelf offering for cash consideration at a price less than $2.00 per share of common  stock,  (i) the number of shares of common stock for which each warrant is exercisable will be adjusted to equal that number which is the result of the  original  number of shares of common  stock for which  each  warrant  is exercisable  multiplied  by $2.00 and divided by the price per share at which we issue such common stock, but in no event will the denominator be less than $.765 per share, and (ii) the exercise price of each warrant shall be reduced to equal the  price  per  share at  which we issue  such  common  stock or  common  stock equivalents,  but in no event  will the  exercise  price be reduced to less than
$.765 per share. Additionally,  the warrants contain provisions that protect the holders thereof against  dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits, and other similar events.

            The  holders of any type of warrant  will not  possess any voting or other  rights as a  stockholder  of our  company  unless  and  until the  holder exercises the warrant.

            Discussion  of the warrants in this Report is qualified  entirely by reference to the forms of warrants attached as an exhibit to this Report.

TRADING INFORMATION

            Our common stock is currently quoted on the OTC Bulletin Board under the trading symbol GLOI.OB. As soon as practicable,  and assuming we satisfy all necessary initial listing requirements,  we intend to apply our common stock for trading on the American Stock Exchange or Nasdaq  SmallCap  Market,  although we cannot be certain that this application will be approved.

            The  transfer  agent  for our  common  stock  is  Continental  Stock
Transfer & Trust Company,  Inc., 17 Battery Place, 8th Floor, New York, New York
10004.  We will serve as transfer agent for our  outstanding  shares of series A preferred stock and as warrant agent for our outstanding warrants.

ITEM 4.01.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

            Effective as of June 30, 2005, we replaced  Sherb &  Co., LLP as our independent accountant.  Sherb & Co., LLP had been previously engaged as the principal accountant to audit our financial  statements.  The reason for the replacement  of Sherb  &  Co.,  LLP was  that,  following  the  merger,  the stockholders of  GlobalOptions  own a majority of the outstanding  shares of our common  stock.  GlobalOptions  is our  primary  business  unit,  and the current independent  registered  public  accountants  of  GlobalOptions  are the firm of
Marcum &  Kliegman  LLP. We believe that it is in our best  interest to have
Marcum &  Kliegman LLP continue to work with our business,  and we therefore retained Marcum & Kliegman LLP as our new independent  registered accounting firm effective as of June 30, 2005. Marcum &  Kliegman LLP is located at 655
Third Avenue, 16th Floor, New York, New York 10017.

            The reports of Sherb & Co., LLP on our financial  statements for the past two years  contained no adverse  opinion or  disclaimer of opinion and were not  qualified  or  modified  as  to  uncertainty,  audit  scope  or  accounting principles.

            The  decision  to change  accountants  was  approved by our board of directors on June 27, 2005.

            During our two most recent fiscal years, and the subsequent  interim periods,  prior to June 30, 2005, there were no disagreements  with Sherb & Co.,
LLP on any matter of accounting  principles or  practices,  financial  statement disclosure,  or  auditing  scope or  procedure  which,  if not  resolved  to the

                                       40

satisfaction  of Sherb & Co., LLP, would have caused it to make reference to the matter in connection with its reports. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

            As of June 30, 2005,  Marcum  &  Kliegman LLP was engaged as our new  independent  registered  public  accountants.  Appointment  of Marcum &
Kliegman LLP was recommended and approved by our board of directors.  During our two most recent fiscal years, and the subsequent interim periods,  prior to June
30, 2005, we did not consult Marcum & Kliegman LLP regarding either: (i) the application of accounting  principles to a specified  transaction,  completed or proposed,  or the type of audit  opinion that might be rendered on the Company's financial  statements,  or (ii) any  matter  that was  either  the  subject of a disagreement as defined in Item  304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

            (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.  In accordance with
Item  9.01(a),  our  audited  financial  statements  for the fiscal  years ended
December 31, 2004 and 2003 will be filed by an amendment to this Current  Report on Form 8-K as soon as  practicable,  but in no event  later  than 71 days after this Report on Form 8-K is required to be filed.

            (b)  PRO  FORMA  FINANCIAL  INFORMATION.  In  accordance  with  Item
9.01(b),  our pro forma  financial  statements  will be filed by an amendment to this Current  Report on Form 8-K as soon as  practicable,  but in no event later than 71 days after this Report on Form 8-K is required to be filed.

            (c) EXHIBITS.

            The exhibits listed in the following Exhibit Index are filed as part of this Report.

            EXHIBIT NO.                      DESCRIPTION
            -----------                      -----------

              2.1         Agreement  and Plan of Merger,  dated  June 24,  2005,
                          among Creative  Solutions,  GlobalOptions  Acquisition
                          Corp. and GlobalOptions, Inc.(1)

              3.1         Certificate of Amendment to Articles of  Incorporation
                          changing name of Registrant  to  GlobalOptions  Group,
                          Inc.

              3.2         Certificate of Designations,  Powers,  Preferences and
                          Other   Rights   and   Qualifications   of   Series  A
                          Convertible Preferred Stock.

              4.1         Form of Four-Year  Warrant to Purchase Common Stock at
                          $2.00 per share.

              4.2         Form of Four-Year  Warrant to Purchase Common Stock at
                          $2.50 per share.

             10.1         2004 Non-Statutory Stock Option Plan.(2)

             10.2         Employment  Agreement,  dated as of January 29,  2004,
                          between Harvey W. Schiller,  Ph.D. and  GlobalOptions,
                          Inc., assigned to and assumed by GlobalOptions  Group,
                          Inc.

             10.3         Letter  Agreement  among  GlobalOptions  Group,  Inc.,
                          GlobalOptions, Inc. and Harvey W. Schiller dated as of
                          June 27, 2005.

                                       41

             10.4         Employment  Agreement,  dated as of January 24,  2002,
                          between Neil C. Livingstone,  Ph.D. and GlobalOptions,
                          Inc.

             10.5         Employment  Agreement,  dated as of January 24,  2002,
                          between Thomas P. Ondeck and GlobalOptions, Inc.

             10.6         Form of Lock-Up letter between GlobalOptions Group and
                          certain pre-merger stockholders.

             10.7         Form of Lock-Up letter between GlobalOptions Group and
                          former GlobalOptions stockholders.

             10.8         Form of Private Placement Subscription Agreement.

             99.1         Press Release  issued by  GlobalOptions,  Inc. on June
                          27, 2005(1)

----------------------

(1)      Incorporated  by reference to the  exhibits  included  with our Current
         Report on Form 8-K filed with the SEC on June 27, 2005.

(2)      Incorporated   by  reference  to  the   exhibits   included   with  our
         Registration  Statement  on Form  SB-2,  filed with the SEC on July 20,
         2004.

                                       42

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the  Registrant  has duly  caused  this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 30, 2005                 GLOBALOPTIONS GROUP, INC.

                                     By: /s/ Harvey W. Schiller
                                         --------------------------------------
                                         Harvey W. Schiller, Ph.D.
                                         Chairman and Chief Executive Officer

                                INDEX TO EXHIBITS

            EXHIBIT NO.                      DESCRIPTION
            -----------                      -----------

              3.1         Certificate of Amendment to Articles of  Incorporation
                          changing name of Registrant  to  GlobalOptions  Group,
                          Inc.

              3.2         Certificate of Designations,  Powers,  Preferences and
                          Other   Rights   and   Qualifications   of   Series  A
                          Convertible Preferred Stock.

              4.1         Form of Four-Year  Warrant to Purchase Common Stock at
                          $2.00 per share.

              4.2         Form of Four-Year  Warrant to Purchase Common Stock at
                          $2.50 per share.

             10.2         Employment  Agreement,  dated as of January 29,  2004,
                          between Harvey W. Schiller,  Ph.D. and  GlobalOptions,
                          Inc., assigned to and assumed by GlobalOptions  Group,
                          Inc.

             10.3         Letter  Agreement  among  GlobalOptions  Group,  Inc.,
                          GlobalOptions, Inc. and Harvey W. Schiller dated as of
                          June 27, 2005.

             10.4         Employment  Agreement,  dated as of January 24,  2002,
                          between Neil C. Livingstone,  Ph.D. and GlobalOptions,
                          Inc.

             10.5         Employment  Agreement,  dated as of January 24,  2002,
                          between Thomas P. Ondeck and GlobalOptions, Inc.

             10.6         Form of Lock-Up letter between GlobalOptions Group and
                          certain pre-merger stockholders.

             10.7         Form of Lock-Up letter between GlobalOptions Group and
                          former GlobalOptions stockholders.

             10.8         Form of Private Placement Subscription Agreement.